UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a – 101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No.   )
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ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

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ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
27 Richmond Road
Pembroke HM 08, Bermuda

NOTICE OF 2009 ANNUAL GENERAL MEETING
TO BE HELD ON MAY 7, 2009

March [  ], 2009

To Our Shareholders:

The 2009 Annual General Meeting of Allied World Assurance Company Holdings, Ltd (the “Company”) will be held at 10:00 a.m., local time, on Thursday, May 7, 2009 at the Company’s corporate headquarters, 27 Richmond Road, Pembroke HM 08, Bermuda, for the following purposes:

•	To elect three Class III Directors to hold office until the Company’s Annual General Meeting in 2012 or until their successors are duly elected and qualified or their office is otherwise vacated;

•	To approve certain individuals as eligible subsidiary directors of certain of our non-U.S. insurance subsidiaries;

•	To approve and adopt the Third Amended and Restated Bye-laws of Allied World Assurance Company Holdings, Ltd;

•	To act on a proposal to appoint Deloitte & Touche as the Company’s independent auditors to serve until the Company’s Annual General Meeting in 2010; and

•	To transact such other further business, if any, as lawfully may be brought before the meeting.

Only shareholders of record holding voting common shares, as shown by the transfer books of the Company, as of the close of business on March 11, 2009 are entitled to vote at the Annual General Meeting and at any adjournment or postponement thereof.

Please sign, date and return the enclosed proxy card in the return envelope furnished for that purpose, as promptly as possible, whether or not you plan to attend the meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement. For further information concerning the individuals nominated as directors, use of the proxy and other related matters, you are urged to read the Proxy Statement on the following pages.

By Order of the Board of Directors,

Wesley D. Dupont
Secretary

i

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
27 Richmond Road
Pembroke HM 08, Bermuda

PROXY STATEMENT

GENERAL MEETING INFORMATION

Q:	Why am I receiving these materials?

A:	You are receiving these materials because you are a shareholder of Allied World Assurance Company Holdings, Ltd (the “Company”) as of the Record Date (as defined below). The Board of Directors (the “Board”) of the Company is soliciting the enclosed proxy to be voted at the 2009 Annual General Meeting of the Company’s shareholders to be held at 10:00 a.m., local time, on Thursday, May 7, 2009 at the Company’s corporate headquarters, 27 Richmond Road, Pembroke HM 08, Bermuda, and at any adjournment or postponement thereof (the “Annual General Meeting”). This Proxy Statement summarizes the information you need to know to vote at the Annual General Meeting. References in this Proxy Statement to “we”, “us” and “our” refer to Allied World Assurance Company Holdings, Ltd and our consolidated subsidiaries, unless the context requires otherwise. When the enclosed proxy card is properly executed and returned, the Company’s common shares, par value $0.03 per share (the “Common Shares”), it represents will be voted, subject to any direction to the contrary, at the Annual General Meeting FOR the matters specified in the Notice of Annual General Meeting attached hereto and described more fully herein.

This Proxy Statement, the attached Notice of Annual General Meeting and the enclosed proxy card are being first mailed to shareholders on or about March [ ], 2009. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2008 accompanies this Proxy Statement. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report is not part of this Proxy Statement.

Q:	Who is entitled to vote?

A:	The Board has set March 11, 2009, as the record date for the Annual General Meeting (the “Record Date”). Shareholders of record holding voting Common Shares (the “Voting Shares”), as shown by the transfer books of the Company as of the close of business on the Record Date, will be entitled to vote at the Annual General Meeting and at any adjournment or postponement thereof. Holders of non-voting Common Shares (the “Non-Voting Shares”) will receive this Proxy Statement but are not entitled to vote at the Annual General Meeting and at any adjournment or postponement thereof. As of March 3, 2009, there were outstanding 35,716,627 Voting Shares and 13,521,978 Non-Voting Shares.

Q:	What will I be voting on?

A:	You are voting on four items (collectively, the “proposals”):

1. To elect three Class III directors to hold office until the Company’s Annual General Meeting in 2012 or until their successors are duly elected and qualified or their office is otherwise vacated;

2. To approve certain individuals as eligible subsidiary directors of certain of our non-U.S. insurance subsidiaries;

3. To approve and adopt the Third Amended and Restated Bye-laws of Allied World Assurance Company Holdings, Ltd; and

4. To act on a proposal to appoint Deloitte & Touche as the Company’s independent auditors to serve until the Company’s Annual General Meeting in 2010.

You may also vote on any other business that properly comes before the meeting.

Q:	What are the voting recommendations of the Board?

A:	Your Board unanimously recommends that you vote:

1. FOR each of the nominees to the Board;

2. FOR each slate of eligible subsidiary directors;

3. FOR the approval and adoption of the Third Amended and Restated Bye-laws of Allied World Assurance Company Holdings, Ltd; and

4. FOR the appointment of Deloitte & Touche as the Company’s independent auditors.

Q:	How many votes do I have?

A:	Holders of Voting Shares are entitled to one vote per share on each matter to be voted upon by the shareholders at the Annual General Meeting.

Q:	How do I vote?

A:	The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your Voting Shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of the Company’s share transfer agent, Continental Stock Transfer & Trust Company, a proxy card for voting those shares will be included with this Proxy Statement. You may direct how your shares are to be voted by completing, signing and returning the proxy card in the enclosed envelope. If you own shares of record, you may also vote your Voting Shares in person at the Annual General Meeting.

If you own shares through a bank or brokerage firm, you may instead receive from your bank or brokerage firm a voting instruction form with this Proxy Statement that you may use to instruct them how your shares are to be voted. As with a proxy card, you may direct how your shares are to be voted by completing, signing and returning the voting instructions form in the envelope provided. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If you want to vote your shares in person at the meeting, you must obtain a proxy from your bank or broker giving you the right to vote your Voting Shares at the Annual General Meeting.

The Company has requested that bank, brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of Voting Shares and will reimburse the banks, brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.

Q:	What does it mean if I receive more than one proxy card?

A:	Generally, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you should complete, sign and return each proxy card you receive.

Q:	What happens if I sign and return my proxy card but do not indicate how to vote my shares?

A:	If no instructions are provided in an executed proxy card, the Voting Shares represented by the proxy will be voted at the Annual General Meeting FOR each of the proposals, and, as to any other business as may properly come before the Annual General Meeting, in accordance with the proxyholder’s judgment as to such business.

Q:	How are abstentions and “broker non-votes” treated?

A:	Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any of the proposals brought before, the Annual General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of any proposal brought before the Annual General Meeting.

Q:	Can I change my vote after I have mailed my signed proxy card or otherwise instructed how my shares are to be voted?

A:	Yes. Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy card; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Attendance at the Annual General Meeting by a shareholder who has executed and delivered a proxy card to us shall not in and of itself constitute a revocation of such proxy. Only your vote at the Annual General Meeting will revoke your proxy.

Q:	How does the voting take place at the Annual General Meeting?

A:	A vote by poll will be taken on all matters properly brought before the Annual General Meeting. On a vote by poll, each shareholder present who elects to vote in person and each person holding a valid proxy is entitled to one vote for each Voting Share owned or represented.

The three nominees for election as Class III Directors of the Company at the Annual General Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting; an absolute majority of the votes cast is not a prerequisite to election.

All other proposals require the affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting.

Q:	Are there any voting restrictions?

A:	Each Voting Share entitles the holder of record on such date to one vote on a poll; provided, however, if the number of “Controlled Shares” of any holder would constitute 10% or more of the total combined voting power of the issued Voting Shares (such holder, a “10% Shareholder”), such holder will have the voting rights attached to its Voting Shares reduced to less than 10% of the total voting rights attached to the issued and outstanding Voting Shares, in the manner provided in the Company’s Second Amended and Restated Bye-Laws (the “Bye-Laws”). “Controlled Shares” of any person refers to all Voting Shares owned by such person, whether (i) directly; (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Section 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986 (the “Code”); or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

As of the date of this Proxy Statement, the Company is not aware of any shareholders that possess Controlled Shares requiring a reduction in their voting power to less than 10%; however, the applicability of the foregoing provisions may have the effect of increasing another shareholder’s voting power to 10% or more, thereby requiring a corresponding reduction in such other shareholder’s voting power. The Company’s Bye-Laws exclude from the calculation of the 10%-voting power limitation described in the preceding paragraph any Voting Shares owned by a bank, broker, dealer or investment adviser that does not have or exercise the power to vote those shares and that has only a passive investment intent as reflected in its ability to file beneficial ownership reports on Schedule 13G under the Exchange Act with respect to the Voting Shares it holds. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Voting Shares with reason to believe that it is a 10% Shareholder within the meaning of the Bye-Laws please contact the Secretary of the Company promptly so that the Company may determine whether the voting power of such holder’s Voting Shares should be reduced. By submitting a proxy, a holder of Voting Shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder. The Company’s directors are empowered to require any shareholder to provide information as to that shareholder’s legal or beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or persons or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information. The directors retain certain discretion to make such final adjustments as to the aggregate number of votes attaching to the Voting Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

Q:	How many votes are required to transact business at the Annual General Meeting?

A:	A quorum is required to transact business at the Annual General Meeting. Without giving effect to the limitation on voting rights described above, the quorum required at the Annual General Meeting is two or more persons present in person and representing in person or by proxy more than 50% of the total issued and outstanding Voting Shares throughout the meeting.

Q:	What else will happen at the Annual General Meeting?

A:	At the Annual General Meeting, shareholders will also receive the report of the Company’s independent auditors and the Company’s financial statements for the year ended December 31, 2008.

Q:	Who pays the costs of soliciting proxies?

A:	The cost of the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by the Company’s directors, officers and employees, personally or by telephone, facsimile or other electronic means, for which the Company’s directors, officers and employees will not receive any additional compensation. Proxy cards and materials also will be distributed to beneficial owners of Voting Shares through banks, brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. W.F. Doring & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee not expected to exceed $3,500, plus out-of-pocket expenses.

Q:	How may I receive a copy of the Company’s Annual Report on Form 10-K?

A:	The Company will furnish without charge to any shareholder, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the U.S. Securities and Exchange Commission (the “SEC”). A copy of such report may be obtained upon written request to the Company at 27 Richmond Road, Pembroke HM 08, Bermuda, Attention: Wesley D. Dupont, Secretary. Each such request must include a representation that, as of March 11, 2009, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual General Meeting. The Annual Report on Form 10-K, and all of the Company’s filings with the SEC, can be accessed through our website at www.awac.com under the “SEC Filings” link located in the section entitled “Investor Relations.” As permitted by the SEC’s rules, the Company will not furnish any exhibits to its Annual Report on Form 10-K without charge, but will provide along with such report a list of such exhibits and information about its charges for providing them.

ELECTION OF DIRECTORS
(Item A on Proxy Card)

The Board is divided into three classes of directors, Class I, Class II and Class III, each of approximately equal size. Three director nominees are being presented for election at the Annual General Meeting to serve as Class III Directors until the Annual General Meeting in 2012 or until their successors are duly elected and qualified or their office is otherwise vacated. All of the nominees are current members of the Board. Such nominees were recommended for appointment to the Board by the Nominating & Corporate Governance Committee of the Board.

Your Board unanimously recommends a vote FOR each of the nominees listed on the enclosed proxy card. It is not expected that any of the nominees will become unavailable for election as a director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as your Board shall recommend.

The name, age, principal occupation and certain other information concerning each nominee is set forth below.

Scott A. Carmilani (age 44) was elected our President and Chief Executive Officer in January 2004, became a director in September 2003 and was appointed Chairman of the Board in January 2008. Mr. Carmilani was, prior to joining our Company as Executive Vice President in February 2002, the President of the Mergers & Acquisition Insurance Division of subsidiaries of American International Group, Inc. (“AIG”) and responsible for the management, marketing and underwriting of transactional insurance products for clients engaged in mergers, acquisitions or divestitures. Mr. Carmilani was previously the Regional Vice-President overseeing the New York general insurance operations of AIG. Before that he was the Divisional President of the Middle Market Division of National Union Fire Insurance Company of Pittsburgh, Pa., which underwrites directors and officers liability, employment practice liability and fidelity insurance for middle-market-sized companies. Prior to joining our Company, he held a succession of underwriting and management positions with subsidiaries of AIG since 1987.

James F. Duffy (age 65) was appointed to the Board in July 2006. Mr. Duffy retired in 2002 as Chairman and Chief Executive Officer of The St. Paul Reinsurance Group, where he originally served from 1993 until 2000 as President and Chief Operating Officer of global reinsurance operations. Prior to this, Mr. Duffy served as an executive vice president of The St. Paul Companies from 1984 to 1993, and as President and Chief Operating Officer of St. Paul Surplus Lines Insurance Company from 1980 until 1984. Mr. Duffy had 15 years prior experience in insurance underwriting with Employers Surplus Lines Insurance Company, First State Insurance Company and New England Re.

Bart Friedman (age 64) was appointed to the Board in March 2006, was elected Deputy Chairman of the Board in July 2006 and was appointed Lead Independent Director of the Board in January 2008. Mr. Friedman has been a partner at Cahill Gordon & Reindel LLP, a New York law firm, since 1980. Mr. Friedman specializes in corporate governance, special committees and director representation. Mr. Friedman worked early in his career at the SEC. Mr. Friedman is currently a member of the board of directors of Sanford Bernstein Mutual Funds, where he is a member of the Audit Committee and the Nominating and Governance Committee.

The following individuals are the Company’s continuing directors:

Name	Position	Term Expires

Patrick de Saint-Aignan	Class II Director	2010
Scott Hunter	Class II Director	2010
Mark R. Patterson	Class I Director	2011
Samuel J. Weinhoff	Class I Director	2011

Patrick de Saint-Aignan (age 60) was appointed to the Board in August 2008. Mr. de Saint-Aignan has held multiple positions at Morgan Stanley internationally from 1974 to 2008, where he was a Managing Director and, most recently, an Advisory Director. He held responsibilities in corporate finance and capital markets and headed successively Morgan Stanley’s global fixed income derivatives and debt capital markets activities, its office in Paris, France, and the firm-wide risk management function. He was also a Founder, Director and Chairman of the International Swaps and Derivatives Association (1985-1992), Censeur on the Supervisory Board of IXIS Corporate and Investment Bank (2005-2007) and a member of the board of directors of Bank of China Limited

(2006-2008), where he was Chairman of the Audit Committee and a member of the Risk Policy Committee and the Personnel and Remuneration Committee.

Scott Hunter (age 57) was appointed to the Board in March 2006. Mr. Hunter has served as an independent consultant to Bermuda’s financial services industry since 2002. From 1986 until 2002, Mr. Hunter was a partner at Arthur Andersen Bermuda, whose clients included numerous insurance and reinsurance companies.

Mark R. Patterson (age 57) was appointed to the Board in March 2006. Since 2002, Mr. Patterson has served as Chairman of MatlinPatterson Asset Management, which manages distressed investment funds. From 1994 until 2002, Mr. Patterson was a Managing Director of Credit Suisse First Boston Corporation, where he served as Vice Chairman from 2000 to 2002. Mr. Patterson had 20 years prior experience in commercial and investment banking at Bankers Trust, Salomon Brothers and Scully Brothers & Foss. Mr. Patterson is currently a member of the board of directors of Broadpoint Securities Group, Inc., Polymer Group, Inc., Flagstar Bancorp, Inc. and Thornburg Mortgage, Inc.

Samuel J. Weinhoff (age 58) was appointed to the Board in July 2006. Mr. Weinhoff has served as a consultant to the insurance industry since 2000. Prior to this, Mr. Weinhoff was head of the Financial Institutions Group for Schroder & Co. from 1997 until 2000. He was also a Managing Director at Lehman Brothers, where he worked from 1985 to 1997. Mr. Weinhoff had ten years prior experience at Home Insurance Company and the Reliance Insurance Company in a variety of positions, including excess casualty reinsurance treaty underwriter, investment department analyst, and head of corporate planning and reporting. Mr. Weinhoff is currently a member of the board of directors of Infinity Property and Casualty Corporation where he is a member of both the Executive Committee and the Audit Committee, and of Inter-Atlantic Financial, Inc. where he is a member of both the Audit Committee and Nominating Committee.

The Board has determined that Messrs. de Saint-Aignan, Duffy, Friedman, Hunter, Patterson and Weinhoff are independent directors under the listing standards of the New York Stock Exchange (the “NYSE”). The Company requires that a majority of its directors meet the criteria for independence under applicable law and the rules of the NYSE. The Board has adopted a policy to assist it and the Nominating & Corporate Governance Committee in their determination as to whether a nominee or director qualifies as independent. This policy contains categorical standards for determining independence and includes the independence standards required by the SEC and the NYSE as well as standards published by institutional investor groups and other corporate governance experts. In making its determination of independence, the Board applied these standards for director independence and determined that no material relationship existed between the Company and these directors. A copy of the Board Policy on Director Independence is attached as Appendix A to this Proxy Statement.

Meetings and Committees of the Board

During the year ended December 31, 2008, there were five meetings of the Board (including regularly scheduled and special meetings). Each of our directors attended at least 75% of the aggregate Board meetings and committee meetings of which he was a member during the period he served on the Board, except for Mr. Patterson. Our non-management directors meet separately from the other directors in an executive session at least quarterly. Mr. Friedman, our Deputy Chairman of the Board and Lead Independent Director, served as the presiding director of the executive sessions of our non-management and independent directors held in 2008. The Deputy Chairman also has the authority to call meetings of the independent directors or full Board.

The Lead Independent Director’s responsibilities include:

•	organizing and presiding over all meetings of the Board at which the Chairman of the Board is not present, including all executive sessions of the non-management and independent directors;

•	serving as the liaison between the Chairman of the Board and the non-management directors;

•	overseeing the information sent to the Board by management;

•	assisting the Chairman of the Board in setting meeting agendas and schedules for the Board to assure that there is sufficient time for discussion of all agenda items;

•	facilitating communication between the Board and management;

•	being available to communicate with and respond to certain inquiries of the Company’s shareholders; and

•	performing such other duties as requested by the Board.

Our Board has established an Audit Committee, a Compensation Committee, an Executive Committee, an Investment Committee and a Nominating & Corporate Governance Committee, each of which reports to the Board. In February 2009, our Board also established an Enterprise Risk Committee. During 2008, the Audit Committee held six meetings, the Compensation Committee held five meetings, the Executive Committee held no meetings, the Investment Committee held four meetings and the Nominating & Corporate Governance Committee held four meetings. The Board has adopted an Audit Committee Charter, a Compensation Committee Charter, an Investment Committee Charter and a Nominating & Corporate Governance Committee Charter. Copies of these charters are available on our website at www.awac.com under “Corporate Governance”. Printed copies are also available by sending a written request to the Company’s Secretary.

Our Board has also approved Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Code of Ethics for Chief Executive Officer and Senior Financial Officers. The foregoing information also is available on our website at www.awac.com under “Corporate Governance”. Printed copies are also available by sending a written request to the Company’s Secretary.

Audit Committee.  The Audit Committee presently consists of Messrs. Hunter (Chairman), de Saint-Aignan, Duffy and Weinhoff, each of whom is an independent director. Pursuant to its charter, the Audit Committee is responsible for overseeing our independent auditors, internal auditors, compliance with legal and regulatory standards and the integrity of our financial reporting. Each member of the Audit Committee has been determined by the Board to be “financially literate” within the meaning of the NYSE Listing Standards and each has been designated by the Board as an “audit committee financial expert,” as defined by applicable rules of the SEC, based on either his extensive prior accounting and auditing experience or having a range of experience in varying executive positions in the insurance or financial services industry.

Compensation Committee.  The Compensation Committee presently consists of Messrs. de Saint-Aignan (Chairman), Friedman, Hunter, Patterson and Weinhoff. During 2008, Mr. Patterson served as Chairman of this committee, and Mr. Weinhoff joined the Compensation Committee in February 2009. The Compensation Committee is comprised entirely of independent directors. Pursuant to its charter, the Compensation Committee has the authority to establish compensation policies and recommend compensation programs to the Board, including administering all stock option plans and incentive compensation plans of the Company. Pursuant to its charter, the Compensation Committee also has the authority to review the competitiveness of the non-management directors’ compensation programs and approve these compensation programs and all payouts made thereunder. Additional information on the Compensation Committee’s consideration of executive compensation, including a discussion of the roles of the Company’s Chief Executive Officer and the independent compensation consultant in such executive compensation consideration, is included in “Executive Compensation — Compensation Discussion and Analysis.”

Executive Committee.  The Executive Committee presently consists of Messrs. Carmilani (Chairman), Duffy and Weinhoff. The Executive Committee has the authority to oversee the general business and affairs of the Company to the extent permitted by Bermuda law.

Investment Committee.  The Investment Committee presently consists of Messrs. Patterson (Chairman), Hunter and Weinhoff. The Investment Committee is comprised entirely of independent directors. Pursuant to its charter, the Investment Committee is responsible for establishing investment guidelines and supervising our investment activity.

Nominating & Corporate Governance Committee.  The Nominating & Corporate Governance Committee presently consists of Messrs. Friedman (Chairman), Duffy and Hunter. The Nominating & Corporate Governance Committee is comprised entirely of independent directors. Pursuant to its charter, the Nominating & Corporate Governance Committee is responsible for identifying individuals believed to be qualified to become directors and to recommend such individuals to the Board and to set compliance policies and corporate governance standards.

The Nominating & Corporate Governance Committee will consider nominees recommended by shareholders and will evaluate such nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating & Corporate Governance Committee for election at the Annual General Meeting in 2010 may do so by submitting in writing such nominees’ names and other information required under Bye-law 34(2) of the Company’s Bye-laws, in compliance with the procedures described under “Shareholder Proposals for 2010 Annual General Meeting” in this Proxy Statement.

The criteria adopted by the Board for use in evaluating the suitability of all nominees for director include the following:

•	high personal and professional ethics, values and integrity;

•	education, skill and experience with insurance, reinsurance or other businesses and organizations that the Board deems relevant and useful;

•	ability and willingness to serve on any committees of the Board; and

•	ability and willingness to commit adequate time to the proper functioning of the Board and its committees.

In addition to considering candidates suggested by shareholders, the Nominating & Corporate Governance Committee considers candidates recommended by current directors, officers and others. The Nominating & Corporate Governance Committee screens all director candidates and generally reviews written materials with respect to the candidate. The Nominating & Corporate Governance Committee determines whether or not the candidate meets the Company’s general qualifications and specific qualities for directors and whether or not additional information is appropriate.

Enterprise Risk Committee.  In February 2009, the Board established an Enterprise Risk Committee to oversee the management of the Company’s enterprise risks. The Enterprise Risk Committee consists of Messrs. Duffy (Chairman), de Saint-Aignan and Hunter. This committee does not currently have a charter.

Director Compensation

The following table provides information concerning the compensation of the Company’s non-management directors for fiscal year 2008.

Non-Management Directors Compensation

	Fees
	Earned or
	Paid in	Stock	All Other
Name	Cash	Awards(2)	Compensation		Total(4)

Patrick de Saint-Aignan(1)	$22,125	$—	$—		$22,125
James F. Duffy	$87,500	$117,528	$—		$205,028
Bart Friedman	$99,000	$72,894	$—		$171,894
Scott Hunter	$116,000	$72,894	$—		$188,894
Mark R. Patterson	$84,500	$72,894	$—		$157,394
Samuel J. Weinhoff	$87,500	$117,528	$—		$205,028
Michael I.D. Morrison	$62,500	$89,576	$152,423	(3)	$304,499

(1)	Mr. de Saint-Aignan was appointed to the Board on August 20, 2008.

(2)	As of December 31, 2008, our non-management directors held an aggregate of 14,230 restricted stock units (“RSUs”) under the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2004 Stock Incentive Plan (the “Stock Incentive Plan”), as follows: Mr. de Saint-Aignan holds no RSUs; Mr. Duffy holds an aggregate of 2,458 RSUs; Mr. Friedman holds an aggregate of 2,604 RSUs; Mr. Hunter holds an aggregate of 2,604 RSUs; Mr. Patterson holds an aggregate of 2,604 RSUs; Mr. Weinhoff holds an aggregate of 2,458 RSUs; and Mr. Morrison holds an aggregate of 1,502 RSUs. Mr. Morrison also holds an aggregate of 116,667 stock options that were granted to him in 2001 and 2003 during the time he served as an executive officer of the Company. As part of their director compensation arrangement, on February 28, 2008, Messrs. Duffy, Friedman, Hunter, Morrison, Patterson and Weinhoff each received 1,502 RSUs. The grant date fair value of each of these RSUs was $43.27 per RSU based on the closing price of the Common Shares on the NYSE on such date, for a total fair value of approximately $65,000 per individual grant. The total stock award compensation expense recorded in this table represents the accounting expense recognized in the consolidated financial statements of the Company in accordance with the Statement of Financial Accounting Standards No. 123(R) “Share Based Payment” (“FAS 123(R)”) and does not correspond to the actual value that may be recognized by each director. For additional information on the calculation of the compensation expense, please refer to note 12(b) of the Company’s consolidated financial statements contained in the Form 10-K for the year ended December 31, 2008, as filed with the SEC.

(3)	In October 2004, we entered into a consulting agreement with Mr. Morrison pursuant to which he received $150,000 annually. For the first quarter of 2008, we also paid health benefits on behalf of Mr. Morrison and his wife.

(4)	In 2008, our non-management directors did not receive any non-equity incentive plan compensation. In addition, in 2008, we did not have any pension or deferred compensation plans for our non-management directors. Accordingly, these columns are not included in the “Non-Management Directors Compensation” table above.

In 2008, our non-management directors have been paid the following aggregate fees for serving as directors of both the Company and Allied World Assurance Company, Ltd:

•	$55,000 annually for serving as a director; and

•	$1,500 per meeting attended by a director as discussed below.

In addition, our Lead Independent Director receives an annual retainer of $15,000. We also provide to all non-management directors reimbursement of expenses incurred in connection with their service on the Board, including the reimbursement of director educational expenses.

Each non-management director receives an annual equity award of RSUs of the Company worth approximately $65,000. Each RSU represents the right to receive one newly-issued, fully paid and non-assessable Common Share of the Company at a future date and fully vests on the first anniversary of the date of grant, subject to continued service as a director through such date. Other than with respect to vesting terms, the RSUs are awarded to our non-management directors pursuant to the Stock Incentive Plan and are granted on similar terms and conditions as those granted to our employees generally. In 2009, these annual equity awards were granted concurrently with the grant of equity awards to members of our senior management following the preparation and completion of the 2008 year-end financial statements. Accordingly, on February 26, 2009, each of our non-management directors received 1,665 RSUs.

Committee Fees and Additional Retainers

An attendance fee of $1,500 is paid to each non-management director committee member for attendance at committee meetings thereof. Committee meetings of the Company and Allied World Assurance Company, Ltd held on the same day are considered one meeting for the purpose of calculating attendance fees.

The chairman of a committee of the Board also serves as the chairman of the same committee of the board of directors of Allied World Assurance Company, Ltd, and receives one retainer, paid annually, for such service in addition to the base retainer for serving as a director. For 2008, the Chairman of the Audit Committee of both the Company and Allied World Assurance Company, Ltd received an additional annual retainer of $25,000, and each other Audit Committee member received an additional annual retainer of $10,000. In February 2009, the Compensation Committee increased these annual retainers to $35,000 and $15,000, respectively. All other committee chairmen of both the Company and Allied World Assurance Company, Ltd receive an additional annual retainer of $8,000.

Stock Ownership Policy

In order to promote equity ownership and further align the interests of the Board with our shareholders, the Board adopted a stock ownership policy for all non-management directors. Under this policy, non-management directors are expected to own, within five years after his joining the Board, equity interests of the Company with a value equal to five times the then-current annual cash retainer for serving on the Board. Non-management directors are expected not to sell any Common Shares until they are in compliance with this policy. Mr. Carmilani, our President, Chief Executive Officer and Chairman of the Board, is subject to a stock ownership policy for senior employees as described in “Executive Compensation — Compensation Discussion and Analysis — Stock Ownership Policy.”

APPROVAL OF ELIGIBLE SUBSIDIARY DIRECTORS
(Item B on Proxy Card)

In accordance with our Bye-Laws, no person may be elected as a director of any of the Company’s non-U.S. insurance subsidiaries (excluding Allied World Assurance Company, Ltd) unless such person has been approved by the Company’s shareholders (“Eligible Subsidiary Directors”). The individuals identified below have been nominated to serve as Eligible Subsidiary Directors for certain of our non-U.S. insurance subsidiaries.

Your Board unanimously recommends a vote FOR each slate of nominees listed as Eligible Subsidiary Directors on the enclosed proxy card. It is not expected that any of the nominees will become unavailable for approval as an Eligible Subsidiary Director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as your Board shall recommend.

Allied World Assurance Company (Europe) Limited

J. Michael Baldwin
Scott A. Carmilani
John Clifford
Hugh Governey
John T. Redmond

Allied World Assurance Company (Reinsurance) Limited

J. Michael Baldwin
Scott A. Carmilani
John Clifford
Hugh Governey
John T. Redmond

J. Michael Baldwin (age 67) has served as director of both Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited since September 2002 and July 2003, respectively. Mr. Baldwin served as Managing Director of Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited from November 2001 through July 2006. Mr. Baldwin worked for The Chubb Corporation (“Chubb”) for almost 30 years, starting in 1972. From 1997 to November 2001, Mr. Baldwin worked for Chubb’s European Commercial Insurance Division in London and was elected Senior Vice President of Chubb Insurance Company of Europe in 1998. From 1991 to 1997, Mr. Baldwin was the Zone Underwriting Officer for Latin America and was elected Vice President in 1996. From 1988 to 1991, Mr. Baldwin managed Chubb’s operations in Italy and from 1984 to 1988, he worked at Chubb U.S. as Home Foreign Manager and Underwriting Officer for Asia/Pacific. Prior to that, Mr. Baldwin held various underwriting and managerial positions at Chubb in Latin America. From 1962 to 1972, Mr. Baldwin worked for Royal Insurance in both the United Kingdom and Venezuela.

Scott A. Carmilani.  Please see Mr. Carmilani’s biography under “Election of Directors” elsewhere in this Proxy Statement.

John Clifford (age 59) has been a non-executive director of Allied World Assurance Company (Europe) Limited since November 2006 and a non-executive director of Allied World Assurance Company (Reinsurance) Limited since July 2004. From 1967 to date, Mr. Clifford has held various positions at the Bank of Ireland, including Group Secretary since 2003 to present; General Manager, Group Chief Executive Officer’s Office, from 2000 to 2003; Executive Director GB (London Based), responsible for the Bank’s commercial banking activities in Britain, from 1990 to 1999; General Manager, Group Credit Control, from 1987 to 1989; Group Chief Internal Auditor from 1985 to 1987; and Assistant General Manager Banking from 1983 to 1985. Mr. Clifford is a non-executive director of Irish Clearing House Ltd and a number of subsidiary companies within the Bank of Ireland Group. He is a fellow of the Institute of Bankers and a member of the Institute of Directors.

Hugh Governey (age 66) has been a non-executive director of both Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited since November 2006. Mr. Governey served as a non-executive director of Coyle Hamilton Willis Holdings, Ltd., a subsidiary of Willis Group Holdings Ltd., a NYSE-traded company, from August 2005 through December 2007, when he retired. From 2004 to 2005, Mr. Governey was the Chief Executive Officer of Coyle Hamilton Willis Holdings Ltd. From 2000 to 2004, Mr. Governey was the Chief Executive Officer of Coyle Hamilton Holdings Ltd. Prior to that, from 1981 to 2000, he was the Managing Director of Coyle Hamilton Corporate Broking, and from 1970 to 1981, was a Director of Coyle Hamilton Phillips Ltd. From 1965 to 1970, he worked for V.P. Phillips & Co. Ltd. Insurance Brokers (then a part of C.E. Heath) and from 1960 to 1965, he worked for the Royal Exchange Assurance Dublin (now part of the AXA Group). From May 2005 to June 2006, Mr. Governey served as the President of the Bureau International des Producteurs d’Assurances at de Réassurances (“BIPAR”), the European Federation of Insurance Intermediaries, which represents the public affairs interests of insurance intermediaries with European institutions. He was Vice President of BIPAR and Chairman of its EU Executive Committee from 1997 to 1998 and was elected Honorary Vice President in 1999. Mr. Governey served as the President of the Dublin Chamber of Commerce from 1999 to 2000; as a member of the board of the Council of Insurance Agents & Brokers (U.S.) from 1998 to 2004; as Vice President of The Chartered Insurance Institute (U.K.) from 1997 to 1998; and as President of the Irish Brokers Association and the Insurance Institute of Dublin from 1994 to 1995 and 1989 to 1990, respectively.

John T. Redmond (age 53) has served as director of both Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited since September 2002 and July 2003, respectively. Mr. Redmond joined us in July 2002 and is the President of Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited. Prior to joining our Company, Mr. Redmond held various positions with Chubb, and served as a Senior Vice President of Chubb from 1993 until July 2002.

APPROVAL OF THE THIRD AMENDED AND RESTATED BYE-LAWS
OF ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Item C on Proxy Card)

At the Annual General Meeting, the Company’s shareholders will be asked to approve and adopt the Company’s Third Amended and Restated Bye-Laws. Pursuant to Section 13(5) of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), and bye-law 89 of the Company’s current Bye-Laws, any amendment to the Company’s Bye-Laws must receive shareholder approval. The Board unanimously approved and adopted the Company’s Third Amended and Restated Bye-Laws on February 26, 2009. The Third Amended and Restated Bye-Laws will become effective upon the approval of the Company’s shareholders.

Your Board unanimously recommends a vote FOR the approval and adoption of the Third Amended and Restated Bye-Laws of Allied World Assurance Company Holdings, Ltd.

The following summary of the proposed changes to the Company’s current Bye-laws is qualified in its entirety by express reference to the text of the Third Amended and Restated Bye-Laws, a copy of which has been marked to show the changes from the Company’s current Bye-Laws and is attached as Appendix B to this Proxy Statement.

Proposed Changes

Treasury Shares

In 2006, a comprehensive review of the Companies Act was undertaken by the Legislative Change Committee of the Bermuda International Business Association, in collaboration with the Bermuda Ministry of Finance, with a view to modernizing the Companies Act to take into account various company law reform initiatives that have taken place in the United Kingdom and elsewhere. Following this review, a bill entitled the “Companies Amendment Act 2006” (the “Amendment Act”) was enacted on December 29, 2006.

The Amendment Act includes a provision that allows Bermuda companies, if permitted by their memorandum of association or bye-laws, to hold their own acquired shares as treasury shares in lieu of cancellation. Treasury shares generally represent shares that were issued to shareholders but which have since been reacquired by the issuing company and are available for retirement or later reissuance. All rights attaching to treasury shares, such as voting and dividend rights, are suspended and cannot be exercised by the Company while it holds such treasury shares. Under the Amendment Act, companies continue to be able to purchase their own shares for cancellation so long as their constitutional documents permit it. Our Bye-Laws currently permit us to purchase our Common Shares for cancellation, but do not permit us to hold the purchased shares in treasury. The Board believes that having the ability to hold reacquired Common Shares in treasury affords us valuable corporate financial flexibility under various circumstances, and is in our best interest and in the best interests of our shareholders. Consequently, the proposed Third Amended and Restated Bye-Laws add a definition of “Treasury Share” and reflect other related bye-law modifications and conforming changes that would permit us either to cancel Common Shares purchased by us or hold them in treasury, in either case as determined by the Board and in accordance with the Companies Act. Furthermore, the proposed Third Amended and Restated Bye-Laws include a new bye-law 50(2) which clarifies that all rights attaching to treasury shares held by us will be suspended and may not be exercised by us while held in treasury. It also clarifies that treasury shares held by us will be excluded from the calculation of any percentage or fraction of share capital, or the number of shares, of the Company as required by the Companies Act and for the purposes of the calculation of the quorum and majority vote required to approve an amalgamation.

Additional Changes

Our Bye-Laws also contain limitations that generally prevent share transfers that would result in any U.S. person owning directly, indirectly, constructively or beneficially 10% or more of our Common Shares by vote or value. Additionally, the Bye-Laws limit the voting rights of any owner of our Voting Shares to prevent any person from owning directly, indirectly, constructively or beneficially 10% or more of the total voting rights of the Company. These provisions were designed to minimize the risk that the Company and its insurance subsidiaries would be treated as a “controlled foreign corporation” (“CFC”) under the U.S. federal income tax laws. Certain of our founders, including AIG, Chubb and certain affiliates of The Goldman Sachs Group, Inc. (the “Goldman Sachs Funds”), all owned more than 10% of our Common Shares at the time of our formation and were prohibited by our Bye-Laws from owning a greater percentage of our Common Shares than the percentage owned by each founder as of July 17, 2006 (the “Founder Limits”), the closing date of our initial public offering of Common Shares (the “IPO”).

The Company considered increasing the Founder Limits to give the Company’s founders greater flexibility to acquire our Common Shares in the future. After discussion and in consultation with the Company’s advisors, the Board determined that increasing the Founder Limits to not more than 24.5% of our Common Shares, thereby allowing our founders to acquire and trade more of our Common Shares, would be in our best interest and in the best interests of our shareholders. In this regard, a revised bye-law 64(2) increases the Founder Limits to not more than 24.5% of our Common Shares. The proposed Third Amended and Restated Bye-Laws provide for certain technical amendments, specifically to bye-laws 50(5), 52(2), 64(8), (9) and (11) and 74, and new bye-law 1(5) to give the Board sole and absolute discretion to: (a) issue securities (including bonus shares), (b) decline to issue Common Shares, (c) decline to register a share transfer, purchase or other acquisition (or reverse a violating transfer, purchase or other acquisition previously registered), (d) require a person to dispose of Common Shares, (e) take any other action the Board may determine is necessary or advisable in certain circumstances, particularly if there is reason to believe that such issuance, transfer, purchase or other acquisition may cause any person to violate the ownership limits, including the Founder Limits or (f) resolve any conflicts, ambiguities or questions of interpretations of the bye-laws.

Finally, our Bye-Laws currently prohibit holding meetings of the Board in the United States. The Board believes that it is in the Company’s best interest to have the ability to hold Board meetings in the United States in urgent circumstances or where it is determined that holding such meetings would not result in any adverse U.S. federal income tax consequences to the Company. Consequently, the proposed Third Amended and Restated Bye-Laws would remove bye-law 17(3), which prohibits the Board from holding its meetings in the United States.

The Company does not expect that approval and adoption of the Third Amended and Restated Bye-Laws will have any specific U.S. federal income tax consequences to the Company’s shareholders, or materially increase the risk that the Company and its insurance subsidiaries will be treated as a CFC under U.S. federal income tax laws. In addition, the Company does not believe the Third Amended and Restated Bye-Laws will make it more difficult for shareholders to obtain approval of any proposal or transaction that is not supported by our founders, nor will it enable our founders to obtain greater influence over the Company’s management and business. Under the revised Bye-Laws, each of our founders will, as before, be prevented from owning directly, indirectly, constructively or beneficially 10% or more of the total voting shares or rights of the Company. The Goldman Sachs Funds currently own only Non-Voting Shares and even if they were to increase their ownership percentage in the Company, they would continue to be required to own only Non-Voting Shares. By holding only Non-Voting Shares, the Goldman Sachs Funds may not vote on this proposal. For further information about the share ownership of our founders, please see “Principal Shareholders” elsewhere in this Proxy Statement.

APPOINTMENT OF INDEPENDENT AUDITORS
(Item D on Proxy Card)

The appointment of independent auditors is subject to approval annually by the Company’s shareholders. Deloitte & Touche has served as the Company’s independent auditors since April 9, 2002. The Audit Committee of your Board has recommended the appointment of Deloitte & Touche as our independent auditors for the fiscal year ending December 31, 2009.

Representatives of Deloitte & Touche are expected to attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting. If approved, Deloitte & Touche will serve as the Company’s auditor until the Company’s Annual General Meeting in 2010 for such compensation as the Audit Committee of your Board shall determine.

Your Board unanimously recommends a vote FOR the appointment of Deloitte & Touche as the Company’s independent auditors.

Fees to Independent Registered Public Accountants for Fiscal 2008 and 2007

The following table shows information about fees billed to us by Deloitte & Touche for services rendered for the fiscal years ended December 31, 2008 and 2007.

	2008	2007

Audit Fees	$3,494,176	$3,307,800
Audit-Related Fees(1)	—	—
Tax Fees(2)	—	$2,699
All Other Fees(3)	$156,041	$233,577

(1)	Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the Audit Fees category.

(2)	In 2007, Tax Fees related to the transition to another firm of certain tax compliance services.

(3)	In 2008, All Other Fees were fees related to technical consultations and services provided in relation to a corporate restructuring, securities offerings and procedures related to obtaining authorization to carry on insurance business in Hong Kong, and in 2007, All Other Fees were fees related to securities offerings.

The Audit Committee has a policy to pre-approve all audit and non-audit services to be provided by the independent auditors and estimates therefor. The Audit Committee pre-approved all audit services and non-audit services and estimates therefor provided to the Company by the independent auditors in 2008 and 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following summarizes certain relationships and the material terms of certain of our agreements. This summary is subject to, and is qualified in its entirety by reference to, all of the provisions of the relevant agreements. A copy of certain of these agreements has been previously filed with the SEC and is listed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, a copy of which will be provided upon request. See “General Meeting Information — How may I receive a copy of the Company’s Annual Report on Form 10-K?”.

Founding Shareholders

We were formed in November 2001, by a group of investors, including AIG, Chubb, the Goldman Sachs Funds and Securitas Allied Holdings, Ltd, an affiliate of Swiss Reinsurance Company. These investors purchased Common Shares and, other than Securitas Allied Holdings, Ltd, were granted warrants that entitle them to purchase a total of 5,500,000 additional Common Shares, or approximately 11% of all Common Shares outstanding at our formation, at an exercise price of $34.20 per Common Share. These warrants expire on November 21, 2011.

The warrants are exercisable, in whole or in part, (1) in connection with any sale of Common Shares by the exercising selling shareholder or (2) to avoid a reduction of the exercising selling shareholder’s equity ownership below a certain percentage. The exercise price and number of shares issuable under each warrant are subject to adjustment with respect to certain dilution events. The following table shows the ownership of warrants by AIG and Chubb as of March 3, 2009:

Warrants to
Acquire
Common
Holder	Shares

American International Group, Inc.	2,000,000
The Chubb Corporation	2,000,000

Certain Business Relationships

Transactions with Affiliates of American International Group, Inc.

Software License

On February 16, 2007, Allied World Assurance Company, Ltd entered into an amended and restated software license agreement, effective as of November 17, 2006, with Transatlantic Holdings, Inc., a publicly traded company in which AIG holds a controlling interest, for certain reinsurance accounting management information software proprietary to Transatlantic Holdings, Inc. The initial term of the agreement expires on November 17, 2009 and will automatically renew for successive one-year terms unless either party delivers prior written notice to terminate at least 90 days prior to the end of any current term. Allied World Assurance Company, Ltd has paid $3.9 million to Transatlantic Holdings, Inc. for the initial term of the license.

Guarantee

On May 22, 2006, Allied World Assurance Company, Ltd entered into a guarantee in favor of AIG. Pursuant to the guarantee, Allied World Assurance Company, Ltd absolutely, unconditionally and irrevocably guaranteed the payment of all amounts legally due and owed by either Allied World Assurance Company (Europe) Limited or Allied World Assurance Company (Reinsurance) Limited to certain reinsurance subsidiaries of AIG under any new or renewal contract of reinsurance entered into between such AIG subsidiaries and Allied World Assurance

Company (Europe) Limited and/or Allied World Assurance Company (Reinsurance) Limited on or after January 1, 2006.

Office Space

Allied World Assurance Company, Ltd entered into a lease on November 29, 2006 with American International Company Limited, a subsidiary of AIG, under which Allied World Assurance Company, Ltd rents 78,057 square feet of office space at 27 Richmond Road, Pembroke HM 08, Bermuda that serves as the Company’s corporate headquarters. The lease is for a 15-year term commencing on October 1, 2006 with an option to extend for an additional ten years. For the first five years under the lease, Allied World Assurance Company, Ltd will pay an aggregate monthly rent and user fees of approximately $0.4 million. In addition to the rent, Allied World Assurance Company, Ltd will also pay certain maintenance expenses. Effective as of October 1, 2011, and on each five-year anniversary date thereafter, the rent payable under the lease will be mutually agreed to by Allied World Assurance Company, Ltd and American International Company Limited.

Hedge Fund

Since April 1, 2004, Allied World Assurance Company, Ltd has invested a total of $56.6 million in shares of AIG Select Hedge Ltd. (the “Select Fund”). The Select Fund is a fund of hedge funds and is a Cayman Islands exempted company incorporated under the Companies Law of the Cayman Islands. The Select Fund’s investment objective is to seek attractive long-term, risk-adjusted absolute returns in a variety of capital market conditions. The investment manager of the Select Fund is AIG Global Investment Corp., a wholly-owned subsidiary of AIG. Allied World Assurance Company, Ltd may request a redemption of all or some of its shares by giving notice three business days prior to the last business day of any calendar month for the redemption to be effective the last business day of the next following month. The Select Fund will pay the investment manager both a management fee and an incentive fee. The management fee is an annual asset-based fee of 1.5%, payable quarterly, and a 5% incentive fee is paid to the investment manager at the end of each year on the net capital appreciation of our shares, so long as a 5% non-cumulative annual return is obtained. The management fee for the year ended December 31, 2008 was $0.5 million, and no incentive fee was paid in 2008. On October 31, 2008, Allied World Assurance Company, Ltd redeemed its shares in the Select Fund.

Transactions with AIG in the Ordinary Course of Business

We either accept or reject reinsurance offered by subsidiaries of AIG based upon our assessment of the risk selection, pricing, terms and conditions. All of our reinsurance transactions with AIG or its subsidiaries are open-market transactions that we believe have been on customary, arm’s length terms. We assumed premiums from subsidiaries of AIG of approximately $62.7 million for the year ended December 31, 2008, and we ceded premiums to subsidiaries of AIG during the same period of approximately $17.2 million.

Transactions with Affiliates of The Chubb Corporation

Transactions with Chubb in the Ordinary Course of Business

We either accept or reject reinsurance offered by subsidiaries of Chubb based upon our assessment of risk selection, pricing, terms and conditions. All of our reinsurance transactions with Chubb or its subsidiaries are open-market transactions that we believe have been on customary, arm’s length terms. We assumed premiums from subsidiaries of Chubb of approximately $10.5 million for the year ended December 31, 2008, and we ceded premiums to subsidiaries of Chubb during the same period of approximately $1.1 million.

Registration Rights

We executed a Registration Rights Agreement upon the closing of our IPO that provided AIG, Chubb, the Goldman Sachs Funds and Securitas Allied Holdings, Ltd. (the “Specified Shareholders”) with registration rights for Common Shares held by them (or obtainable pursuant to warrants held by them) or any of their affiliates. Each of the Specified Shareholders has the right under this agreement to require us to register Common Shares under the

Securities Act of 1933, as amended (the “Securities Act”) for sale in the public market, in an underwritten offering, block trades from time to time, or otherwise. For the Specified Shareholders (other than AIG), the total amount of Common Shares requested to be registered under any demand of that kind must, as of the date of the demand, equal or exceed 10% of all Common Shares outstanding or Common Shares having a value of $100 million (based on the average closing price during any 15 consecutive trading days ending within 30 days prior to but not including such date of demand). We agreed to waive this provision for AIG in connection with our purchase of an AIG subsidiary in December 2007 holding 11,693,333 Common Shares so that AIG may still make a demand registration request for Common Shares underlying its warrant. We may include other Common Shares in any demand registration of that kind on a second-priority basis subject to a customary underwriter’s reduction. If we propose to file a registration statement covering Common Shares at any time, each Specified Shareholder will have the right to include Common Shares held by it (or obtainable pursuant to warrants held by it) in the registration on a second-priority basis with us, ratably according to the relevant respective holdings and subject to a customary underwriter’s reduction. We have agreed to indemnify each Specified Shareholder with respect to specified liabilities, including civil liabilities under the Securities Act, and to pay specified expenses relating to any of these registrations. In addition, the Goldman Sachs Funds, as the financial founder, have the right under the Registration Rights Agreement to appoint Goldman Sachs & Co. as the lead managing underwriter if the Goldman Sachs Funds are selling more than 20% of the Common Shares sold in a registered public offering.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to our Audit Committee charter, the Audit Committee reviewed and approved the related party transactions we entered into during 2008. We do not have written standards in connection with the review and approval of related party transactions as we believe each transaction should be analyzed on its own merits. In making its decision, the Audit Committee reviews, among other things, the relevant agreement, analyzes the specific facts and circumstances and speaks with, or receives a memorandum from, management that outlines the background and terms of the transaction. As insurance and reinsurance companies enter into various transactions in the ordinary course of business, the Audit Committee does not review these types of transactions to the extent they are open-market transactions that happen to involve related parties.

PRINCIPAL SHAREHOLDERS

The table below sets forth information as of March 3, 2009 regarding the beneficial ownership of our Common Shares by:

•	each person known by us to beneficially own more than 5% of our outstanding Voting Shares,

•	each of our directors,

•	our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and our three other most highly compensated officers who were serving as executive officers at the end of our 2008 fiscal year (collectively, our “named executive officers” or “NEOs”), and

•	all of our directors and executive officers as a group.

	Beneficial Ownership of Common Shares(1)
			Non-	Percent of
Name and Address of Beneficial Owner	Voting		Voting	Common Shares

American International Group, Inc.	2,000,000	(2)	—	3.9%
70 Pine Street New York, NY 10270
The Chubb Corporation(3)	3,386,000		4,692,005	16.4%
15 Mountain View Road Warren, NJ 07059
Wellington Management Company, LLP(4)	4,816,847		—	9.8%
75 State Street Boston, MA 02109
Scott A. Carmilani	195,991	(5)	—	*
Patrick de Saint-Aignan	—		—	*
James F. Duffy	4,952		—	*
Bart Friedman	6,649		—	*
Scott Hunter	4,649		—	*
Mark R. Patterson	33,649		—	*
Samuel J. Weinhoff	5,452		—	*
Joan H. Dillard	58,888	(6)	—	*
Wesley D. Dupont	38,697	(7)	—	*
Marshall J. Grossack	16,707	(8)	—	*
W. Gordon Knight	6,160	(9)	—	*
All directors and executive officers as a group (14 persons)	446,716	(10)	—	*

*	Less than 1%.

(1)	Pursuant to the regulations promulgated by the SEC, our Common Shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of our Common Shares, whether or not such person has any pecuniary interest in our Common Shares, or the right to acquire the power to vote or dispose of our Common Shares within 60 days of March 3, 2009, including any right to acquire through the exercise of any option, warrant or right. As of March 3, 2009, we had 49,238,605 Common Shares issued and outstanding (35,716,627 Voting Shares and 13,521,978 Non-Voting Shares). All amounts listed represent sole voting and dispositive power unless otherwise indicated.

As of March 3, 2009, the Goldman Sachs Funds owned in the aggregate 8,159,793 Non-Voting Shares, or 16.6% of the Common Shares outstanding as of this date. The Goldman Sachs Funds also hold warrants to purchase in the aggregate 1,500,000 Non-Voting Shares. Under the terms of these warrants and our Bye-laws, the Goldman Sachs Funds are permitted to hold only Non-Voting Shares and each warrant is convertible only into Non-Voting Shares. Because the Goldman Sachs Funds are prohibited from owning Voting Shares, these funds’ holdings have not been included in the table above pursuant to applicable SEC rules. For more information on the warrants held by the Goldman Sachs Funds, please see “Certain Relationships and Related Transactions — Founding Shareholders”.

(2)	Based on information reported on Schedule 13G/A, as filed by AIG with the SEC on December 18, 2007, the 2,000,000 Voting Shares reported as beneficially owned by AIG in the table above are issuable upon the exercise of a warrant. The warrant is exercisable, in whole or in part, only (1) in connection with a contemporaneous sale by AIG of Common Shares or (2) to avoid a reduction of AIG’s equity ownership percentage below 19.8%. Based upon the percentage of currently outstanding Common Shares, AIG may currently exercise the warrant with respect to 2,000,000 Common Shares.

(3)	Based on information reported on Schedule 13G/A, as filed by Chubb with the SEC on February 13, 2009, and information we received from our transfer agent. Of the aggregate amount of 8,078,005 Common Shares shown as beneficially owned by Chubb in the table above, (i) 3,386,000 shares are Voting Shares and (ii) 4,692,005 shares are Non-Voting Shares. A total of 2,000,000 Common Shares are issuable upon exercise of a warrant held by Chubb that is exercisable, in whole or in part, only (1) in connection with the contemporaneous sale by Chubb of Common Shares or (2) to avoid a reduction of Chubb’s equity ownership percentage below 15.8%. Based upon the percentage of currently outstanding Common Shares held by Chubb, Chubb may not currently exercise this warrant other than in connection with its contemporaneous sale of Common Shares.

(4)	Based on information reported on Schedule 13G, as filed by Wellington Management Company, LLP, an investment advisor (“Wellington”), with the SEC on February 17, 2009, Wellington is the beneficial owner of 4,816,847 Voting Shares held by its clients who had the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client was known to have such right or power with respect to more than 5% of the class of the Voting Shares. According to this Schedule 13G, Wellington had the following dispositive powers with respect to the Voting Shares: (a) sole voting power: none; (b) shared voting power: 4,080,685; (c) sole dispositive power: none; and (d) shared dispositive power: 4,778,347.

(5)	Includes stock options exercisable to purchase 98,333 Voting Shares.

(6)	Includes stock options exercisable to purchase 24,999 Voting Shares.

(7)	Includes stock options exercisable to purchase 18,750 Voting Shares.

(8)	Includes stock options exercisable to purchase 10,832 Voting Shares.

(9)	Includes stock options exercisable to purchase 4,125 Voting Shares.

(10)	Includes stock options exercisable to purchase 199,373 Voting Shares.

EXECUTIVE OFFICERS

Our executive officers are elected by and serve at the discretion of your Board. The following table identifies the executive officers of the Company, including their respective ages and positions as of the date hereof.

Name	Age	Position

Scott A. Carmilani(1)	44	President, Chief Executive Officer and Chairman of the Board
Joan H. Dillard	57	Senior Vice President and Chief Financial Officer
Wesley D. Dupont	40	Senior Vice President, General Counsel and Secretary
John J. Gauthier	47	Senior Vice President and Chief Investment Officer, Newmarket Administrative Services, Inc.
Marshall J. Grossack	49	Senior Vice President and Chief Corporate Actuary
Richard E. Jodoin	57	Vice Chairman, Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company; President, Newmarket Administrative Services, Inc.
W. Gordon Knight	50	President, Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company
John T. Redmond(2)	53	President, Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited

(1)	Please see Mr. Carmilani’s biography under “Election of Directors” elsewhere in this Proxy Statement.

(2)	Please see Mr. Redmond’s biography under “Approval of Eligible Subsidiary Directors” elsewhere in this Proxy Statement.

Joan H. Dillard, CMA, is our Senior Vice President and Chief Financial Officer. In April 2003, Ms. Dillard began working for American International Company Limited, a subsidiary of AIG, and began providing accounting services to us pursuant to a former administrative services contract with American International Company Limited. Through that contract, Ms. Dillard served as our Vice President and Chief Accounting Officer until November 30, 2005. As of December 1, 2005, Ms. Dillard became an employee of our Company. From August 2001 until December 2002, Ms. Dillard served as the Chief Financial Officer of Worldinsure Ltd., an insurance technology provider. From May 2000 until April 2001, Ms. Dillard served as the Chief Operating Officer and Chief Financial Officer of CICcorp Inc., a medical equipment service provider. From March 1998 until May 2000, Ms. Dillard served as the Chief Financial Officer of ESG Re Limited, based in Hamburg, Germany, and from 1993 until 1998, Ms. Dillard worked for TIG Holdings, Inc. and served as the Chief Financial Officer of TIG Retail Insurance and later as the Senior Vice President of Alternative Distribution. Prior to that, Ms. Dillard served in various senior financial positions at both USF&G Corporation and American General Corporation. Ms. Dillard is currently a member of the board of directors of RAM Holdings Ltd. where she is a member of the Compensation Committee.

Wesley D. Dupont is our Senior Vice President, General Counsel and Secretary. In November 2003, Mr. Dupont began working for American International Company Limited, a subsidiary of AIG, and began providing legal services to us pursuant to a former administrative services contract with American International Company Limited. Through that contract, Mr. Dupont served as our Senior Vice President, General Counsel and Secretary from April 2004 until November 30, 2005. As of December 1, 2005, Mr. Dupont became an employee of our Company. Prior to joining American International Company Limited, Mr. Dupont worked as an attorney at Paul, Hastings, Janofsky & Walker LLP, a large international law firm, where he specialized in general corporate and securities law. From April 2000 to July 2002, Mr. Dupont was a Managing Director and the General Counsel for Fano Securities, LLC, a specialized securities brokerage firm. Prior to that, Mr. Dupont worked as an attorney at Kelley Drye & Warren LLP, another large international law firm, where he also specialized in general corporate and securities law.

John J. Gauthier, CFA, has been the Senior Vice President and Chief Investment Officer of Newmarket Services Company, Inc., a subsidiary of the Company, since October 2008 and oversees the management of the

Company’s investment portfolio. Previous to joining our company, Mr. Gauthier was Global Head of Insurance Fixed Income Portfolio Management at Goldman Sachs Asset Management from February 2005 to September 2008. Prior to that position, from 1997 to January 2005 he was Managing Director and Portfolio Manager at Conning Asset Management where he oversaw investment strategy for all property and casualty insurance company clients. Mr. Gauthier also served as Vice President at General Reinsurance/New England Asset Management, as well as a Portfolio Manager at General Reinsurance.

Marshall J. Grossack has been our Senior Vice President and Chief Corporate Actuary since July 2004. From June 2002 until July 2004, Mr. Grossack was a Vice President and Actuary for American International Company Limited, a subsidiary of AIG, and provided services to us pursuant to a former administrative services contract with American International Company Limited. From June 1999 until June 2002, Mr. Grossack worked as the Southwest Region Regional Actuary for subsidiaries of AIG in Dallas, Texas.

Richard E. Jodoin has been the Vice Chairman of Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company since May 2008. From July 2002 to May 2008, Mr. Jodoin served as the President of each of these companies. Since December 2006, he has also served as the President of Newmarket Administrative Services, Inc. Prior to joining us, Mr. Jodoin was employed by the Lexington Insurance Company in various positions for 17 years and served as Executive Vice President from 1994 until July 2002.

W. Gordon Knight has been President of Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company since May 2008. He joined Allied World National Assurance Company as President, U.S. Operations, Distribution and Marketing in January 2008. Prior to joining us, Mr. Knight was the President of Sales & Marketing for AIG Domestic Brokerage Group from 2005 to January 2008. Prior to that, he was President of AIG WorldSource since 2000. Mr. Knight was also the Executive Vice President of Regional Operations for Commercial Lines for American International Underwriters, Japan and held various other senior management positions during his 26 years at AIG.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Overview.  The Company is a Bermuda-based specialty insurance and reinsurance company that underwrites a diversified portfolio of property and casualty insurance and reinsurance lines of business. The Company became a public company in July 2006 after the successful completion of its IPO. In accordance with the rules of the NYSE, a majority of the members of the Board are independent and the Compensation Committee is presently comprised of five independent Board members. The Board has adopted a Compensation Committee Charter discussed elsewhere in this Proxy Statement. The Compensation Committee oversees our compensation programs and makes all final compensation decisions regarding the NEOs. The Company has achieved considerable growth since its inception in November 2001 and its compensation programs and plans have been designed to reward executives who contribute to the continuing success of the Company.

Compensation Philosophy.  The Compensation Committee believes that an effective executive compensation program is one that is designed to reward strong Company and individual performance, which serves to align the interests of the NEO and the Company’s shareholders and which balances the objectives of pay-for-performance and retention. The insurance and reinsurance industry is very competitive, cyclical and often volatile, and the Company’s success depends in substantial part on its ability to attract and retain successful, high-achieving employees who will remain motivated and committed to the Company during all insurance industry cycles.

2008 NEO Compensation Structure.  In keeping with this philosophy, our NEO compensation structure is comprised of cash compensation primarily consisting of base salary and annual cash bonus, and long-term equity-based compensation consisting of RSUs granted under the Company’s Stock Incentive Plan and performance-based awards granted under the Company’s LTIP. For 2008, the Compensation Committee targeted total cash compensation at approximately the 50th percentile and total direct compensation (including both cash compensation and equity-based compensation) at approximately the 75th percentile of our Bermuda Peer Group described herein, with actual pay delivered to the NEOs dependent on various factors, including Company and individual performance, job responsibilities and the NEO’s ability to help the Company achieve its goals and objectives. The Compensation Committee designs its NEO compensation packages to remain competitive with our Bermuda Peer Group in attracting and retaining employees. The Compensation Committee believes that by having a substantial portion of NEO compensation in the form of long-term equity awards, a portion of which is “at risk” with vesting dependent on the Company achieving certain performance targets, the Company pays for performance and the interests of the NEOs and the Company’s shareholders are better aligned. The Compensation Committee may no longer continue to benchmark the NEOs’ total cash compensation on an annual basis.

Compensation Objectives

The Compensation Committee’s objectives for the Company’s compensation programs include:

•	Driving and rewarding employee performance that supports the Company’s business objectives and financial success;

•	Attracting and retaining talented and highly-skilled employees;

•	Aligning NEO compensation with the Company’s financial success by having a substantial portion of compensation in long-term, performance-based equity awards, particularly at the senior officer level where such person can more directly affect the Company’s financial success; and

•	Remaining competitive with other insurance and reinsurance companies, particularly other Bermuda insurance and reinsurance companies with which the Company competes for talent.

Compensation Oversight and Process

The Compensation Committee has established a number of processes to assist it in ensuring that NEO compensation is achieving its objectives. Among those are:

•	Assessment of Company performance;

•	Assessment of individual performance via interactions with the CEO and other NEOs;

•	Benchmarking and engaging a compensation consultant; and

•	Total compensation review, which includes base salary, annual cash bonuses, long-term incentive compensation, perquisites and contributions to retirement plans.

In determining the level of compensation for the NEOs in 2008, both quantitative and qualitative factors of the Company’s and each NEO’s performance were analyzed.

Assessment of Company Performance

The Company’s performance was assessed using various factors that the Compensation Committee believed were relevant to creating value for its shareholders. These factors include growth in book value, earnings before interest and taxes, return on equity and the Company’s combined ratio. The Company’s performance was considered in light of the significant volatility in the insurance industry as well as significant turmoil in the U.S. and international financial markets, which affected the Company’s underwriting and investment results. Throughout 2008, each of the Company’s operating segments faced increased competition, decreasing rates for new and renewal business and pressure on insurance policy and reinsurance contract terms and conditions to broaden coverage.

Assessment of Individual Performance

Each NEO’s performance is reviewed annually by Mr. Carmilani, our CEO, on his or her individual skills and qualifications, management responsibilities and initiatives, staff development and the achievement of departmental, geographic and/or established business goals and objectives, depending on the role of the NEO. Each NEO’s performance was assessed on both Company and individual achievements in light of adverse market and general economic conditions. Mr. Carmilani’s performance was reviewed by the Compensation Committee and was also assessed on both the Company’s achievements and his individual achievements in light of adverse market and general economic conditions. In 2008, these performance reviews formed the basis on which compensation-related decisions were made for annual cash bonuses and grants of RSUs under the Company’s Stock Incentive Plan as well as 2009 base salaries and grants of performance-based awards granted under the Company’s LTIP. Due to the volatility of the insurance industry and thus the Company’s financial results, the Compensation Committee believes that pure quantitative performance measures are not the most appropriate measure of rewarding NEO performance.

The CEO’s Role.  The Compensation Committee determines the Company’s compensation philosophy and objectives and sets the framework for the NEOs’ compensation structure. Within this framework, Mr. Carmilani, our CEO, is responsible for recommending to the Compensation Committee all aspects of compensation for each NEO, excluding himself. He reviews the recommendations, survey data and other materials provided to him by Watson Wyatt (our independent compensation consultant) as well as proxy statements and other publicly available information, and consults with our Senior Vice President of Human Resources in making his recommendations. He also assesses the Company’s and each other NEO’s performance as described above. The conclusions and recommendations resulting from these reviews and consultations, including proposed salary adjustments, annual cash bonus amounts and equity award amounts, are then presented to the Compensation Committee for its consideration and approval. The Compensation Committee has discretion to modify any recommendation it receives from management, but strongly relies on Mr. Carmilani’s recommendations.

The Board and NEO Interactions.  The Board has the opportunity to meet with the NEOs regularly during the year. In 2008, the Company’s NEOs met with and made presentations to the Board regarding their respective business lines or responsibilities. The Company believes that the interaction among its NEOs and the Board is important in enabling the Board, including the members of the Compensation Committee, to form its own assessment of each NEO’s performance.

Timing of Awards.  The Compensation Committee believes that compensation decisions regarding employees should be made after year-end results have been determined to better align employee compensation with Company performance and shareholder value. This requires that annual cash bonuses, equity awards and base salary adjustments be determined after year-end financials have been prepared and completed. The Compensation Committee’s policy is to approve compensation decisions at its regularly scheduled meeting during the first quarter of the year.

Benchmarking

The Role of Watson Wyatt, Our Independent Compensation Consultant.  The Company has engaged Watson Wyatt for the benefit of the Compensation Committee to conduct analyses on key aspects of NEO and other senior officer pay and performance, and to provide recommendations about compensation plan design. Watson Wyatt reports directly to the Compensation Committee. Watson Wyatt meets with members of senior management to gain a greater understanding of key issues facing the Company and its equity and retirement plans and other benefits. The Compensation Committee meets separately with Watson Wyatt to review in detail all compensation-related decisions regarding the CEO. During this review, the Compensation Committee receives Watson Wyatt’s recommendations, surveys (including Bermuda Peer Group compensation information) and other materials.

The survey data and other information provided by Watson Wyatt are used as a frame of reference for setting the total cash and total direct compensation of our NEOs. With the aid of this data, the Compensation Committee has sought to target cash compensation (base salary and annual cash bonus) at approximately the 50th percentile and total direct compensation (both cash and equity-based compensation) at approximately the 75th percentile among the Bermuda Peer Group, with variations to this target for each NEO based on a variety of factors discussed herein. Setting compensation targets based on data provided by an independent third party is intended to ensure that our compensation practices are both prudent and effective.

Compensation Benchmarking to Bermuda Peer Group.  The Company’s Bermuda Peer Group consists of seven companies that were reviewed with Watson Wyatt and adopted by the Compensation Committee based on being within the range of annual revenue, market to book value, net income, total assets and return on equity similar to the Company. The Bermuda Peer Group includes: Arch Capital Group Ltd., Aspen Insurance Holdings Limited,

Axis Capital Holdings Limited, Endurance Specialty Holdings Ltd., Max Capital Group, Ltd., Montpelier Re Holdings Ltd. and Platinum Underwriters Holdings, Ltd. Watson Wyatt compared key aspects of these companies’ executive compensation programs and also compared the pay of individual executives where the jobs are sufficiently similar to make the comparison meaningful.

Total Compensation Review

In 2009, the Compensation Committee reviewed a summary report or “tallysheet” prepared by the Company for each NEO as well as the other executive officers. The purpose of a tallysheet is to show the aggregate dollar value of each officer’s total 2008 annual compensation, including base salary, annual cash bonus, equity-based compensation, perquisites and all other compensation. The tallysheet also shows amounts payable to each NEO upon termination of his or her employment under various severance and change-in-control scenarios. Tallysheets are reviewed by our Compensation Committee for primarily informational purposes and are not a material factor in making determinations as to compensation amounts.

Components of Executive Compensation

For 2008, total compensation for the NEOs consisted of the following components:

•	Base salary;

•	Annual cash bonus;

•	Equity compensation, through grants of RSUs and performance-based awards;

•	Perquisites, particularly reimbursement for housing expenses; and

•	Retirement, health and welfare benefits.

Cash Compensation

Base Salary

Overview.  Base salary is the fixed element of each NEO’s annual cash compensation. Having competitive base salaries is an important part of attracting and retaining key employees. Base salaries are benchmarked to our Bermuda Peer Group and are also impacted by the NEO’s performance as well as the Company’s performance. In 2008, the Compensation Committee wanted to reward the NEOs and our other senior officers for their and the Company’s solid performance in 2007. The Compensation Committee reviewed the base salaries of our NEOs with the objective of benchmarking total cash compensation (base salaries and annual cash bonuses) at around the 50th percentile of the Bermuda Peer Group.

The Compensation Committee also reviewed the Company’s COLA benefit. Based on data provided by the Company and Watson Wyatt, the Compensation Committee determined that a separate COLA benefit was no longer typical in the Bermuda marketplace. Based on additional data provided by Watson Wyatt, the Compensation Committee determined that adding COLA to each NEO’s base salary would not increase his or her base salary above approximately the 50th percentile of the Bermuda Peer Group. Accordingly, the Compensation Committee approved, effective as of March 1, 2008, eliminating the COLA as a separate benefit and instead adding the dollar amount of the COLA each applicable NEO was receiving into his or her annual base salary. For 2007 and 2008, the annualized base salary rates for the NEOs are summarized below:

				Annualized	Annualized
				Percent Increase	Percent Increase
				WITH	WITHOUT
			Dollar	COLA being	COLA being
			Amount of	Added to	Added to
Name	Fiscal Year 2007	Fiscal Year 2008	COLA	Base Salary	Base Salary

Scott A. Carmilani	$900,000	$970,000	$67,074	7.7%	*
Joan H. Dillard	$320,000	$455,000	$59,548	42.2%	23.6%
Wesley D. Dupont	$276,500	$344,000	$63,178	24.4%	1.6%
Marshall J. Grossack	$275,000	$338,000	$63,178	22.9%	0.0%
W. Gordon Knight(1)	—	$525,000	—	—	—

*	Mr. Carmilani’s percent increase without COLA being added to his base salary was less than 1%.

(1)	Mr. Knight joined us on January 16, 2008. As an executive officer residing in the United States, Mr. Knight never received a COLA as that benefit was available only to the Company’s senior officers who resided in Bermuda.

Annual Cash Bonus

Overview.  The Company pays annual cash bonuses pursuant to its cash bonus program, which is designed to align individual performance with the Company’s performance and earnings growth objectives for the year. The Company’s annual cash bonus program is another important element in retaining talented employees and rewarding performance. Cash bonuses paid to our NEOs for 2008 appear in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

After extensive internal reviews and discussions, as well as consultations with Watson Wyatt, the Company established a structured, yet still flexible, cash bonus program that has been implemented by the Compensation Committee.

Cash Bonus Program.  The cash bonus program has two facets: (1) an overall cash bonus pool that is funded and out of which individual annual cash bonuses are paid; and (2) a process by which individual annual cash bonuses are determined. For each senior officer eligible to participate in the cash bonus program, a target bonus percentage was established during the first quarter of 2008. Each officer’s 2008 target bonus was based on a percentage of his or her base salary. Target bonus percentages for the NEOs and other senior officers were recommended by the CEO and approved by the Compensation Committee. The CEO’s target bonus percentage was determined solely by the Compensation Committee. Our NEOs were eligible to receive an annual cash bonus based on a percentage of their annual base salary as follows:

Bonus Target
Name	Percentage

Scott A. Carmilani	100%
Joan H. Dillard	100%
Wesley D. Dupont	75%
Marshall J. Grossack	50%
W. Gordon Knight	100%

The methodology used to determine the annual cash bonus pool from which individual bonuses are paid contains both a formulaic element and a discretionary element. The formulaic element makes up half of the cash bonus pool funding, and the discretionary element makes up the other half of this pool. The objective is to provide structure and predictability for the Company’s senior officers while also permitting the Compensation Committee to take actions when necessary in light of the cyclicality and volatility of the insurance and reinsurance industry.

The Formulaic Element.  For the 2008 fiscal year, the annual cash bonus pool used earnings before interest and taxes (“EBIT”) as the financial metric to establish funding targets in one of three categories: (1) Minimum Target, (2) Target and (3) Maximum Target. The Minimum Target category was the lowest EBIT number that could be reached and still obtain funding of the formulaic element. This half of the annual cash bonus pool is only 50% funded if the Minimum Target is reached. The Target category is where EBIT meets the goal set by the Compensation Committee, and if the Company reaches this category, this portion of the annual cash bonus pool is 100% funded. The Maximum Target occurs when the Company equals or exceeds 120% of its EBIT goal and this portion of the cash bonus pool is 150% funded.

For 2008, the following EBIT amounts and annual cash bonus pool funding were approved:

Performance	Minimum		Maximum
Versus Goal	Target	Target	Target

EBIT	$302 million	$378 million	$454 million
EBIT as a Percentage Goal	80%	100%	120%
Bonus Pool Funding	50%	100%	150%

Why use EBIT as the financial metric?  The Compensation Committee selected the EBIT financial metric for the 2008 fiscal year because it believed it was the most relevant measure of the Company’s annual results.

How is EBIT calculated?  EBIT is calculated by taking the Company’s net income and adding back interest expense and tax expense. In 2008, EBIT was derived as follows (based on approximate totals): $183.6 million of net income, plus $38.7 million of interest expense, less $7.6 million of income tax recovery equals $214.7 million of EBIT. The Company missed the EBIT targets above primarily due to the significant amount of net realized investment losses recognized during the year, which included other-than-temporary impairment charges of $212.9 million. Based on the Company not achieving the $302 million Minimum Target reflected in the table above, the formulaic element of the cash bonus pool was not funded.

How were the targets determined?  The targets for the 2008 annual cash bonus pool were raised from 2007, with the “target” being raised from $353 million in 2007 to $378 million in 2008. This target was based on the Company’s budgeted EBIT. The Compensation Committee wanted to raise the target to a fair yet demanding goal, recognizing that the Company faced significant challenges going into 2008 that included expanding its U.S. insurance and reinsurance platform and growing its other businesses at a time of increased competition in the insurance industry, decreasing rates for new and renewal business and pressure on insurance policy and reinsurance contract terms and conditions to broaden coverage. For 2009, the target is based on budgeted EBIT for the Company, which amount has decreased slightly from 2008 due to increasing expenses as a result of the Company’s recent growth in infrastructure. The calculation for 2009 annual cash bonuses will use EBIT plus other comprehensive income.

The Discretionary Element.  As stated above, the discretionary portion of the award is intended to give the Compensation Committee flexibility in light of the cyclicality and volatility of the insurance and reinsurance industry. The Compensation Committee funds the formulaic element of the annual cash bonus pool based on EBIT and then funds half of the total annual cash bonus pool based on various discretionary considerations. Like the formulaic half of the cash bonus program, the discretionary portion of the award may be funded at 0% to 150% of the discretionary half of the bonus pool, which is independent of the funding level of the formulaic portion of any award. The Compensation Committee then determines each senior officer’s annual cash bonus, which is paid out of the total pool. Depending on the overall cash bonus pool funding level, awards to individual officers are made based on the CEO’s and Compensation Committee’s assessments of individual performance.

The Compensation Committee sought to reward the NEOs for their solid performance and achievements in 2008, in spite of adverse market and general economic conditions. Highlights of the Company’s achievements in 2008 include:

•	Significantly expanding the Company’s business in the United States, including:

•	Expanding the Company’s insurance product offerings across a wide array of specialty coverages;

•	Acquiring an affiliate of Berkshire Hathaway licensed in 49 states and the District of Columbia to launch the Company’s U.S. reinsurance platform in the first quarter of 2008 and growing this platform throughout 2008;

•	Creating retail and wholesale broking divisions within the Company to enhance its insurance distribution platform in the United States;

•	Expanding the scope of the Company’s U.S. operations by opening additional offices in Atlanta, Georgia and Costa Mesa and Los Angeles, California to penetrate further into the Southeastern and Western regions of the United States;

•	Continuing to build and develop a team of highly-experienced U.S. senior management and underwriting professionals with proven track records; and

•	Completing successfully the acquisition of Darwin Professional Underwriters, Inc.;

•	Maintaining underwriting discipline during a challenging business environment and the ongoing displacement within the industry as a result of the U.S. government bail-out of AIG and the financial difficulties of other large insurance companies;

•	Strong management of the Company’s catastrophe exposures;

•	Maintaining investment discipline that resulted in total shareholders’ equity growing in 2008 in spite of the financial market turmoil and growing recession;

•	Growing the Company’s international operations by opening a branch office in Switzerland and significantly progressing in its efforts to expand into Asia; and

•	Posting of a strong annualized operating return on average equity of 20.6%.

Based on these achievements and other considerations, the Compensation Committee funded the discretionary half of the cash bonus pool at 150%. For 2008, total funding of the cash bonus pool was decreased by 50% from 2007. The annual cash bonus earned for 2008 by each of the NEOs as a percentage of his or her salary and as a percentage of target bonus is as follows:

	Bonus as a Percentage	Bonus as a Percentage
Name	of Salary	of Target

Scott A. Carmilani	75.3%	75.3%
Joan H. Dillard	76.9%	76.9%
Wesley D. Dupont	58.1%	77.5%
Marshall J. Grossack	41.4%	82.8%
W. Gordon Knight	85.7%	85.7%

Other Compensation.  In January 2008, Mr. Knight joined us to spearhead our U.S. platform expansion. In order to procure his services, Mr. Knight received a $100,000 cash payment upon joining us and a $2,487,332 cash payment in March 2008 as compensation for equity awards granted to him by his former employer that he forfeited upon joining us.

2008 Cash Compensation

Based on its review of the data provided by Watson Wyatt, the Compensation Committee determined that Mr. Carmilani was in approximately the 50th percentile of the Bermuda Peer Group for base salary with the proposed addition of COLA (as discussed below) and total target cash compensation. The committee determined that Ms. Dillard’s 2007 base salary was less than the 25th percentile of the Bermuda Peer Group, even with the proposed addition of COLA, so the committee increased her base salary to $455,000 for 2008, slightly above the 50th percentile of the Bermuda Peer Group. The Compensation Committee also increased her target bonus percentage to 100% of her base salary, which raised her total target cash compensation to over the 75th percentile of the Bermuda Peer Group. The CEO and Compensation Committee increased Ms. Dillard’s cash compensation to this level to reward her for increased responsibilities, to recognize the value she added to the Company during 2007 and to compensate her for prior years when her total direct compensation was below the 75th percentile of our Bermuda Peer Group.

For Messrs. Dupont and Grossack, each of their respective 2007 base salaries was below the 25th percentile of the Bermuda Peer Group, and remained so even after the proposed addition of COLA to their base salaries. Mr. Dupont’s target bonus percentage for 2008 was increased to 75% of his base salary, and Mr. Grossack’s remained at 50% of his base salary, which resulted in total target cash compensation for each of Messrs. Dupont and Grossack being below the 25th percentile of the Bermuda Peer Group. The decisions by the CEO and Compensation Committee to keep each of these officers below the 50th percentile in total cash compensation were not performance related. Each of Messrs. Dupont and Grossack were recognized to have performed extremely well during 2007 and prior years and had played a vital role in the Company achieving its 2007 goals. In addition to individual performance, factors that were determinative in their compensation decisions included: (i) the low number of position matches for each of these officers to similarly-titled officers who were NEOs among the Bermuda Peer Group to permit more accurate comparisons of compensation and (ii) length of service to the Company.

Mr. Knight’s base salary put him at around the 75th percentile of our Bermuda Peer Group, which was higher than the targeted 50th percentile of such group. Mr. Knight’s base salary was not approved by the Compensation

Committee at the time of his joining our company because he was not deemed an executive officer at such time. His salary was determined by our CEO and was largely based on competitive forces in the marketplace, his intended job responsibilities, scope and role in spearheading the Company’s U.S. platform expansion, his career experience and future performance expectations. The Compensation Committee set his target bonus percentage at 100% of his base salary based on these factors.

Equity Compensation

For the NEOs in 2008, the Company’s long-term incentive compensation was structured under:

•	the Stock Incentive Plan; and

•	the LTIP.

Overview.  The Compensation Committee believes that a substantial portion of each NEO’s compensation should be in the form of long-term equity awards, the largest portion of which should be “at risk” awards with vesting dependent on the Company achieving certain performance targets. Equity awards serve to align the interests of the NEOs and the Company’s shareholders. Equity awards also help to ensure a strong connection between NEO compensation and the Company’s financial performance because the value of the award depends on the Company’s future performance and share price. Long-term equity awards, meaning awards that vest over a period of years, also serve as a management retention tool. The Compensation Committee utilizes equity awards to accomplish its compensation objectives while recognizing its duty to the Company’s shareholders to limit equity dilution. The Compensation Committee has received analysis from Watson Wyatt on relevant factors of its equity compensation program, including the values of the vested and unvested equity stakes, potential dilution, overall usage, gross run-rates, burn rates and comparisons to the equity compensation programs of the Bermuda Peer Group over the most recent three-year period for which data was available.

RSU Awards.  An RSU gives a holder the right to receive a specified number of Common Shares at no cost (or, in the Company’s sole discretion, an equivalent cash amount in lieu thereof) if the holder remains employed at the Company through the applicable vesting date. The Company has historically settled RSUs in Common Shares, but for RSUs that were granted in 2009 for 2008 performance, the holder will receive half of the aggregate amount of such RSUs in Common Shares on the applicable vesting date, and the other half in cash equal to the market value of the Common Shares on the applicable vesting date. Although an RSU’s value may increase or decrease with changes in the share price during the period before vesting, an RSU will have value in the long term, encouraging retention. While the bulk of the Company’s RSU awards to NEOs have historically been made pursuant to our annual grant program, the Compensation Committee retains the discretion to make additional awards at other times. In July 2006, the Board awarded special retention RSUs to key employees of the Company, including the NEOs then employed by us, prior to the IPO to motivate and ensure the long-term retention of our senior officers by increasing their unvested equity stakes and to ensure continuity of management as the Company approached its IPO. These RSUs were awarded under the Stock Incentive Plan with vesting terms as follows: 50% vest after the fourth anniversary of the date of grant and the remaining 50% vest after the fifth anniversary. The Company also grants RSUs as part of its equity compensation package to its employees, including the NEOs. Generally these RSUs vest pro rata over four years. The Company granted the following awards in the fiscal years 2008 and 2009 to date:

	RSUs Granted	RSUs Granted
	in 2008 for 2007	in 2009 for 2008
Name	Performance	Performance

Scott A. Carmilani	16,667	10,000
Joan H. Dillard	5,000	5,000
Wesley D. Dupont	4,000	4,000
Marshall J. Grossack	3,000	2,500
W. Gordon Knight	10,000 (1)	5,000

(1)	Mr. Knight’s 2008 RSU grant was not to reward prior performance but was part of the equity he received, along with a stock option grant to purchase 16,500 of our Common Shares, to join our company.

LTIP Awards.  Each LTIP award represents the right to receive a number of the Company’s Common Shares in the future, based upon the achievement of established performance criteria during an applicable three-year performance period. Awards issued in 2008 will vest after the fiscal year ending December 31, 2010 in accordance with the terms and performance conditions of the LTIP as described in more detail below. The LTIP awards are “at risk,” meaning should the Company fail to perform at a minimum prescribed level, no LTIP awards will vest and no compensation will be derived by the NEOs from these awards. The Compensation Committee believes that the performance-based LTIP awards serve to promote the Company’s growth and profitability over the long term. By having a three-year vesting period, the LTIP awards also encourage employee retention.

Financial Metric.  The Compensation Committee selected “adjusted book value” as the financial metric for the 2008 grant of performance-based LTIP awards because it believes this metric correlated best with long-term shareholder value and the long-term health of the Company. While it continues to believe that adjusted book value is an effective financial metric, the Compensation Committee will evaluate other financial metrics to be used for 2009 LTIP awards as part of its ongoing “best practices” review of executive compensation.

For 2008, vesting of the performance shares is based on an average annual growth in the adjusted book value of the Company’s Common Shares as follows:

Performance
Versus Goal	Below Threshold	Threshold	Target	Maximum

2008-2010 Average Per Annum Adjusted Book Value Growth	Below 9%	9%	12%	15%
Number of Shares Earned	0	50%	100%	150%
		of Targeted	of Targeted	of Targeted
		Shares	Shares	Shares

No performance-based equity awards vest if the Company’s average annual growth in adjusted book value for the three-year period ending December 31, 2010 falls below 9%. The Compensation Committee believes that even at this threshold amount, there is a significant increase in value to the Company’s shareholders, and the NEOs’ and shareholders’ interests are aligned because the NEOs’ receipt of Common Shares is conditioned upon the Company’s performing well. LTIPs have been awarded since 2006. The LTIP awards from 2006 vested at the maximum, or 150% of targeted shares. No other LTIP awards have vested because the applicable performance periods have not yet been completed.

In 2008, each of the Company’s NEOs received an award of performance shares as set forth below. In addition, Mr. Carmilani received a special LTIP award of 57,777 shares, which is discussed below.

Name	Target Shares

Scott A. Carmilani	117,375
57,777
Joan H. Dillard	25,000
Wesley D. Dupont	16,000
Marshall J. Grossack	16,000
W. Gordon Knight	20,000

How is Adjusted Book Value calculated?  For purposes of vesting performance shares under the LTIP, adjusted book value is defined as “total shareholder’s equity” adjusted for (1) any special, one-time dividends declared; (2) accumulated other comprehensive income (consisting primarily of unrealized gains and losses on the investment portfolio); and (3) any capital events (such as capital contributions or share repurchases).

Is there a Discretionary Element?  In addition to the above three factors, the Compensation Committee may consider in its discretion any other extraordinary events that may affect year-end results.

The number of performance-based awards available for grant each year is determined by the Compensation Committee. In making its determination, the Compensation Committee may consider the number of available shares remaining under the LTIP, the number of employees who will be participating in the LTIP, market data from competitors with respect to the percentage of outstanding shares made available for annual grants to employees and the need to retain and motivate key employees.

The Compensation Committee granted to Mr. Carmilani performance-based awards of 117,375 shares and 16,667 RSUs to bring his total direct compensation (including both cash compensation and equity-based compensation) to approximately the 75th percentile of our Bermuda Peer Group. The Compensation Committee also wanted to award Mr. Carmilani with a special award to recognize his leadership role in developing, and executing on, the Company’s business plan, to help ensure his retention with the Company by granting him an “at risk” award that vests over a period of years and upon the achievement of defined financial metrics, and to compensate him for the prior year when his total direct compensation was below the approximate 75th percentile of our Bermuda Peer Group. Accordingly, Mr. Carmilani received an additional LTIP award of 57,777 shares, 50% of which are eligible to vest after December 31, 2011 and 50% of which are eligible to vest after December 31, 2012. These LTIP awards vest upon the achievement of the established performance criteria discussed above during the applicable four- and five-year periods.

After the grant of LTIP awards and RSUs, Ms. Dillard’s total direct compensation was above the 75th percentile of the Bermuda Peer Group and each of Messrs. Dupont’s and Grossack’s total direct compensation was at around the 50th percentile of this group, in consideration of the factors discussed above. Mr. Knight’s total direct compensation was not based on targets to the Bermuda Peer Group, but instead on the factors previously discussed under “2008 Cash Compensation”.

Benefits and Perquisites

The location of our global headquarters in Bermuda affects our ability to attract and retain talented employees as well as the ways in which we compensate employees residing in Bermuda. Because many of our NEOs are non-Bermudians who have relocated to Bermuda, we believe it is important to remain competitive with other Bermuda insurance and reinsurance companies regarding compensation in order to attract and retain talented employees to grow our business. Many of the benefits and perquisites discussed below are offered only to those NEOs who have relocated to and reside in Bermuda. Some of the NEOs have not received one or more of these benefits or perquisites in 2008.

Our NEOs receive various perquisites paid by the Company. In 2008, for Bermuda executives these perquisites included a housing allowance, COLA (for January and February 2008 only), club membership and return flights to their home country for executives and their family members who reside in Bermuda. Many of these perquisites are typical of perquisites provided to the Company’s other expatriate employees located in Bermuda. Similar perquisites are provided by the Company’s competitors for employees in a similar position and have been necessary for recruitment and retention purposes. For Mr. Knight, our NEO located in the United States, perquisites included a housing allowance, reimbursement for air travel to his home in Atlanta, Georgia and financial and tax planning. The Company’s NEO perquisites generally include:

Housing Allowance.  Non-Bermudians are significantly restricted by law from owning property in Bermuda. This has resulted in a housing market that is largely based on renting to expatriates who work on the island. Housing allowances are a near universal practice for expatriates. The Company bases its housing and utility allowances on available rental market information and the Company’s knowledge of the housing rental market in general. Each housing and utility allowance is based on the level of the employment position and the size of the employee’s family living in Bermuda compared with such market data. In 2008, the housing and utility allowance for our NEOs located in Bermuda was increased slightly to account for the rising cost of housing and utilities in Bermuda.

As part of Mr. Knight’s overall benefits package, the Company provided Mr. Knight with an allowance for an apartment in New York City. Because of his position and his role in spearheading the Company’s U.S. platform expansion, the Company believed it was critical that Mr. Knight be located primarily at the Company’s office in New York, which is one of the largest insurance markets in the United States and which is where many of the Company’s other U.S. senior officers are located.

COLA.  In addition to base salary, the NEOs and other senior officers who work on the island received a monthly COLA for January and February 2008 only, based upon the amount of base salary that would have been spent on a “basket” of goods and services had such individual not resided in Bermuda versus the cost of the same “basket” of goods and services in Bermuda. The Compensation Committee reviewed this benefit and, effective as of March 1, 2008, decided to eliminate the COLA as a separate benefit and instead added the amount of COLA each senior officer was receiving into his or her annual base salary. The dollar amount of COLA received in January and February 2008 by Messrs. Carmilani, Dupont and Grossack and Ms. Dillard is included within the aggregate amount reflected in the “All Other Compensation” column to the Summary Compensation table below.

Club Membership.  The provision of a club membership or financial assistance with joining a club in Bermuda is common practice in the marketplace and enables the NEOs and other employees who are expatriates to settle into the community. It also has the benefit of enabling the NEOs to establish social networks with clients and others.

Home Leave.  Reimbursement for airfare to a home country is common practice for expatriates who are working in Bermuda. The Company believes that this helps the expatriate and his or her family to better keep in touch with relatives and other social networks. Such a benefit is provided by the Bermuda Peer Group companies and is necessary for both recruitment and retention purposes.

The Company reimbursed Mr. Knight for a limited number of flights to Atlanta, Georgia to return to his home there as well as to help launch and manage the Company’s Atlanta office that opened in July 2008. The Company believes that this perquisite to Mr. Knight is important for retention purposes, with minimal cost to the Company.

Financial and Tax Planning.  Because many of the Company’s senior officers are non-Bermudians and are subject to complicated tax issues from working abroad, the Company provides reimbursement or payment of the cost of up to $10,000 for financial and tax planning to certain of the senior officers, including its NEOs. The Company believes this perquisite is necessary for retention purposes and is important for the financial welfare of the Company’s expatriated employees.

In 2008, the Company also began offering to reimburse or pay up to $10,000 for financial and tax planning for certain of its senior officers in the United States, including Mr. Knight. The Company believes this perquisite is important for retention purposes and for helping to ensure the long-term financial security of the NEOs.

Tax “Gross-Ups”.  In 2006, the U.S. Tax Increase Prevention and Reconciliation Act of 2005 (the “Tax Act”) was passed, which significantly increased the amount of U.S. federal tax our Bermuda employees who are U.S. citizens have to pay. As a result of the Tax Act, the Company agreed to “gross-up” U.S. taxpayers who are employees working in Bermuda in connection with these additional tax obligations. The Company believes this perquisite is important in retaining employees affected by the Tax Act.

Aircraft Usage.  One of the Company’s subsidiaries leases the fractional use of one aircraft and fractionally owns another. The Company determined that these aircraft were necessary primarily to facilitate directors attending Board meetings in Bermuda. During 2008, the NEOs used these aircraft from time to time for business purposes. If the aircraft are used for personal reasons, the incremental cost for such use, not including fixed costs, shall be included in total perquisites for the NEO. During 2008, only Mr. Carmilani, our CEO, used the aircraft for personal reasons. See “Summary Compensation Table” below for more information.

Retirement, Health and Welfare Benefits

The Company offers a variety of health and welfare programs to all eligible employees. The NEOs are generally eligible for the same benefit programs on the same basis as the rest of the Company’s employees. The health and welfare programs are intended to protect employees against catastrophic loss and include medical, pharmacy, dental, vision, life insurance, accidental death and disability, and short- and long-term disability. The Company provides full-time employees with these benefits at no cost to the employee. We offer a qualified 401(k) savings and retirement plan for our employees who are U.S. citizens (wherever they may be located) and similar plans for our other employees. All Company employees, including the NEOs, are generally eligible for these plans. The Company contributes to such employees’ accounts as well in the form of a matching contribution and up to a 2% profit sharing contribution. The Compensation Committee approved the 2% profit-sharing contribution feature, effective as of January 1, 2008, and reduced the benefits available under the Allied World Assurance Company (U.S.) Inc. Amended and Restated Supplemental Executive Retirement Plan (the “SERP”), as discussed below.

We have established the SERP for certain of our employees who are U.S. citizens (generally assistant vice presidents and up) wherever they may be located. Each of our NEOs participates in the SERP. Prior to the amendment and restatement of the SERP, we made a contribution equal to 10% of a participant’s annual base salary, subject to a cap of $200,000. Effective as of April 1, 2008, we contribute under the SERP up to 10% of a participant’s annual base salary in excess of the then-effective maximum amount of annual compensation that could be taken into account under a qualified plan under the Code, as established by the Internal Revenue Service from time to time (the “IRS Compensation Limit”), with an annual base salary cap of $600,000. This means that we will start making contributions under the SERP to a participant only after such participant has earned annual base salary in excess of the IRS Compensation Limit ($230,000 in 2008) and will stop making such contributions once a participant has earned $600,000. Under the SERP, the NEO may voluntarily contribute up to 25% of his or her annual base salary up to a maximum of $600,000. The Compensation Committee reduced the number of employees eligible to receive a Company contribution under the SERP to achieve the common market practice of providing supplemental retirement contributions only for compensation over the IRS Compensation Limit.

There is a five-year cumulative vesting period for all Company contributions so that upon completion of five years of service, a participant will be 100% vested in all prior and future contributions made on his or her behalf by the Company or its subsidiaries. The Company contributions shall also fully vest upon a participant’s retiring after attaining the age of 65. Executives may defer receipt of part or all of their cash compensation under the SERP. The program allows U.S. officers to save for retirement in a tax-effective way at minimal cost to the Company. The investment alternatives under the SERP are the same choices available to all participants under the 401(k) plan, and the NEOs do not receive preferential treatment on their investments. The SERP complies with Section 409A of the Code. The Company believes that contributing to a participant’s retirement and having a five-year cumulative vesting for the Company’s contributions on behalf of a participant attracts senior officers who want to remain with the Company for the long term and help it achieve its business objectives.

Stock Ownership Policy

In order to promote equity ownership and further align the interests of management with our shareholders, in 2007 the Board adopted a stock ownership policy for senior employees. Under this policy, all of our employees with titles of vice president and above are expected to own within five years after his or her joining us or after a promotion, equity interests in the Company, expressed as a multiple of base salary as follows:

Multiple of
Title	Base Salary

Chief Executive Officer	5 times
Executive Vice President, Senior Vice President or Presidents	2 times
Vice President	1 time

Employees are expected not to sell any Common Shares until they are in compliance with this policy. Under the Company’s Policy Regarding Insider Trading for all Directors, Officers and Employees and its Code of Conduct and Business Ethics, employees are prohibited from engaging in speculative or “in and out” trading in securities of the Company. In addition, the Company also prohibits hedging and derivative transactions in its securities (other than transactions in the Company’s employee stock options) and trading in or through margin accounts. These transactions are characterized by short sales, buying or selling publicly traded options, swaps, collars or similar derivative transactions.

Employment Agreements/Severance Arrangements

Effective as of October 1, 2008, the Company entered into amended and restated employment agreements with Messrs. Carmilani, Dupont and Grossack and Ms. Dillard, our NEOs located in Bermuda. Effective as of the same date, Allied World National Assurance Company, a U.S. subsidiary of the Company, entered into an amended and restated employment agreement with Mr. Knight. These agreements were amended and restated primarily to comply with final U.S. Treasury regulations published under Section 409A of the Code regarding the treatment of deferred compensation, and for the Bermuda employment agreements, to combine COLA with and into the applicable NEO’s base salary. Please see “— Narrative Disclosure Regarding Equity Plans and Employment Agreements — Employment Agreements” for more information.

Summary Compensation Table

The following table provides information concerning the compensation for services in all capacities earned by the NEOs for fiscal years 2008, 2007 and 2006.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
			Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	Total ($)

Scott A. Carmilani(1)	2008	$958,333	$5,148,117	$46,800	$730,000	$446,500	$7,329,750
President, Chief Executive	2007	$900,000	$2,804,225	$78,965	$1,350,000	$447,117	$5,580,307
Officer and Chairman of the Board	2006	$550,000	$1,457,120	$209,105	$900,000	$418,633	$3,534,858
Joan H. Dillard	2008	$432,500	$1,516,760	$100,582	$350,000	$263,083	$2,662,925
Senior Vice President and	2007	$320,000	$1,102,419	$100,589	$360,000	$253,472	$2,136,480
Chief Financial Officer	2006	$300,000	$325,117	$100,589	$330,000	$238,333	$1,294,039
Wesley D. Dupont	2008	$332,750	$1,105,679	$75,438	$200,000	$289,499	$2,003,366
Senior Vice President, General	2007	$276,500	$833,637	$75,442	$210,000	$298,100	$1,693,679
Counsel and Secretary	2006	$265,000	$303,518	$75,442	$155,000	$279,702	$1,078,662
Marshall J. Grossack(7)	2008	$327,500	$804,834	$24,094	$140,000	$275,006	$1,571,434
Senior Vice President and Chief	2007	$275,000	$541,806	$29,044	$205,000	$291,859	$1,342,709
Corporate Actuary
W. Gordon Knight(7)	2008	$500,769	$378,613	$33,624	$450,000	$2,703,364	$4,066,370
President, Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company

(1)	Mr. Carmilani receives no additional compensation for serving as our Chairman of the Board.

(2)	Effective as of March 1, 2008, the Compensation Committee approved eliminating the COLA as a separate benefit and instead added the dollar amount of the COLA each NEO (other than Mr. Knight) was receiving into his or her annual base salary. Accordingly, as of such date, the following dollar amounts of the COLA were added to the respective annual base salaries of our NEOs: for Mr. Carmilani $67,074; for Ms. Dillard $59,548; for Mr. Dupont $63,178; and for Mr. Grossack $63,178. As an executive officer residing in the United States, Mr. Knight never received a COLA as that benefit was available only to the Company’s senior officers who resided in Bermuda. For a description of the Company’s former COLA benefit, see “— Compensation Discussion and Analysis — Benefits and Perquisites — COLA.”

(3)	The amounts shown in the “Stock Awards” column equal the dollar amount recognized by us during the applicable year as compensation expense for financial statement reporting purposes as a result of RSU and LTIP awards made in such year and in prior years in accordance with FAS 123(R). Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For RSU and LTIP awards issued in 2008, 2007 and in 2006 subsequent to the IPO, the fair value has been calculated using the closing price of the Company’s Common Shares on the date of grant. For RSUs issued prior to the IPO, the incremental fair value as a result of the IPO and modification of the plans has been calculated using the difference between the IPO price of $34.00 per share and the book value immediately prior to the IPO. For additional information on the calculation of the compensation expense, please refer to note 12(b) and (c) of the Company’s consolidated financial statements contained in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be recognized by the NEOs. For more information on RSU and performance-based awards under our LTIP made to the NEOs during 2008, please see the “Grants of Plan-Based Awards” table below.

(4)	The amounts shown in the “Option Awards” column equal the dollar amount recognized by us during the applicable year as compensation expense for financial reporting purposes as a result of options granted in such year and in prior years in accordance with FAS 123(R). Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For all stock option awards issued, the fair value has been calculated by using the Black-Scholes option-pricing model. For additional information on the calculation of the compensation expense including the valuation assumptions used within the option-pricing model, please refer to note 12(a) of the Company’s consolidated financial statements contained in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be recognized by the NEOs. For more information on option grants made to the NEOs during 2008, please see the “Grants of Plan-Based Awards” table below.

(5)	The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent cash bonuses earned under our 2008, 2007 and 2006 cash bonus plans and were paid in March 2009, 2008 and 2007, respectively. For a description of our annual cash bonus plan, see “— Compensation Discussion and Analysis — Cash Compensation — Annual Cash Bonus.”

(6)	The amounts shown in the “All Other Compensation” column are attributable to perquisites and other personal benefits or compensation not reported elsewhere in the Summary Compensation Table. The table below shows certain components of the “All Other Compensation” column.

		401(k)/	SERP			Aggregate “All
		Company	Company		Tax	Other
Name	Year	Contributions	Contributions	Perquisites(a)	Payments(b)	Compensation”

Scott A. Carmilani	2008	$11,500	$37,000	$280,588	$115,228	$446,500
Joan H. Dillard	2008	$11,500	$29,377	$156,180	$64,154	$263,083
Wesley D. Dupont	2008	$11,500	$17,751	$179,596	$79,092	$289,499
Marshall J. Grossack	2008	$11,500	$17,151	$164,430	$80,365	$275,006
W. Gordon Knight(c)	2008	$11,500	$27,074	$76,764	—	$2,703,364

(a)	Perquisites in 2008 for the NEOs include reimbursements for amounts for certain home leave travel expenses, housing allowances, utilities, club dues, tax preparation, financial planning, parking, company-leased or fractionally-owned airplane usage and COLA. Not all of these perquisites are applicable to all of our NEOs. For 2008, Mr. Carmilani received a housing allowance of $198,200, Ms. Dillard received a housing allowance of $123,000, Mr. Dupont received a housing allowance of $141,000, Mr. Grossack received a housing allowance of $141,000 and Mr. Knight received a housing allowance of $72,000. We lease the fractional use of one aircraft and fractionally own another. We also lease aircraft outside of this arrangement on an “as needed” basis. The incremental cost of the personal use of these aircraft is based on the variable operating costs to us, including fuel costs, mileage, trip-related maintenance, federal excise tax, landing/ramp fees and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as the lease and ownership costs and the cost of maintenance not related to trips, are excluded. During 2008, Mr. Carmilani used the aircraft on four occasions for personal use, the incremental cost of which was $48,934 to the Company. The incremental costs of such uses are included in the aggregate amount of perquisites he received in 2008. For more information on personal benefits and perquisites, please see “— Compensation Discussion and Analysis — Benefits and Perquisites.”

(b)	Consists of (i) “gross-up” payments to our NEOs residing in Bermuda who are U.S. taxpayers for additional tax obligations incurred in 2008 as a result of the Tax Act as follows: for Mr. Carmilani $98,603, for Ms. Dillard $47,529, for Mr. Dupont $62,467 and for Mr. Grossack $63,740; and (ii) payments of $16,625 on behalf of our NEOs residing in Bermuda for his or her portion of the Bermuda payroll tax. The gross-up payments are estimates based on advice from an independent tax advisor and our current understanding of the Tax Act. The application of the Tax Act to the applicable NEOs has not been finalized and the “gross-up” amounts provided above are subject to revision. For more information on personal benefits and perquisites, please see “— Compensation Discussion and Analysis — Benefits and Perquisites.”

(c)	Mr. Knight also received a $100,000 cash payment upon becoming employed by us and a $2,487,332 cash payment as compensation for equity awards granted to him by his former employer that he forfeited upon joining our company.

(7)	In accordance with SEC requirements, compensation information is being provided for Mr. Grossack only for the years for which he was an NEO. Mr. Knight became employed by us on January 16, 2008.

Grants of Plan-Based Awards

The following table provides information concerning grants of share-based awards made to our NEOs in fiscal year 2008.

								All		All
								Other		Other			Grant
								Stock		Option		Exercise	Date Fair
								Awards:		Awards:		or Base	Value of
								Number of		Number of		Price of	Stock
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Shares of		Securities		Option	and
	Grant	Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock or		Underlying		Awards	Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)		Options (#)		($/Sh)	Awards

Scott A. Carmilani		$485,000	$970,000	—	—	—	—			—		—	—
	2/28/2008	—	—	—	58,688	117,375	176,062	—		—		—	$5,078,816
	2/28/2008	—	—	—	28,888	57,777	86,665	—		—		—	$2,500,011
	2/28/2008	—	—	—	—	—	—	16,667	(3)	—		—	$721,181
Joan H. Dillard		$227,500	$455,000	—	—	—	—	—		—		—	—
	2/28/2008	—	—	—	12,500	25,000	37,500	—		—		—	$1,081,750
	2/28/2008	—	—	—	—	—	—	5,000	(3)	—		—	$216,350
Wesley D. Dupont		$129,000	$258,000	—	—	—	—	—		—		—	—
	2/28/2008	—	—	—	8,000	16,000	24,000	—		—		—	$692,320
	2/28/2008	—	—	—	—	—	—	4,000	(3)	—		—	$173,080
Marshall J. Grossack		$84,500	$169,000	—	—	—	—	—		—		—	—
	2/28/2008	—	—	—	8,000	16,000	24,000	—		—		—	$692,320
	2/28/2008	—	—	—	—	—	—	3,000	(3)	—		—	$129,810
W. Gordon Knight		$262,500	$525,000	—	—	—	—	—		—		—	—
	2/28/2008	—	—	—	10,000	20,000	30,000	—		—		—	$865,400
	2/28/2008	—	—	—	—	—	—	10,000	(4)	—		—	$432,700
	2/28/2008	—	—	—	—	—	—	—		16,500	(5)	$43.27	$161,370

(1)	The Company’s 2008 cash bonus plan provided for funding of the pool based on target EBIT goals. The NEOs are eligible for annual cash bonuses as a percentage of their base salaries. For more information on the target EBIT goals and percentages, see “— Compensation Discussion and Analysis — Cash Compensation — Annual Cash Bonus.”

The amounts provided in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns above assume that the same percentage of funding of the annual cash bonus pool will be applied to each NEO.

Threshold. The amounts provided in the applicable “threshold” column above assume that the annual cash bonus pool will be 50% funded and that each NEO will receive 50% of the target cash bonus that he or she is eligible to receive. Accordingly, we have reduced by 50% the amount each NEO would be eligible to receive based on his or her target bonus as a percentage of base salary, as reflected below in the “adjusted bonus” column below.

	Bonus Target as a	Adjusted Bonus Target as
	Percentage of	a Percentage
Name	Base Salary	of Base Salary

Scott A. Carmilani	100%	50.0%
Joan H. Dillard	100%	50.0%
Wesley D. Dupont	75%	37.5%
Marshall J. Grossack	50%	25.0%
W. Gordon Knight	100%	50.0%

The amounts provided in the applicable “threshold” column above indicates the dollar amount calculated by multiplying the “adjusted bonus target as a percentage of base salary” (as set forth in the table in this footnote) by the NEO’s base salary.

Target. The amounts provided in the applicable “target” column above assume that the annual cash bonus pool will be 100% funded and that each NEO will receive the full amount of the cash bonus that he or she is eligible to receive. The dollar amount for each NEO is calculated by multiplying the “bonus target as a percentage of base salary” (as set forth in the table in this footnote) by the NEO’s base salary.

Maximum. If we achieve or exceed the “maximum” threshold, the annual cash bonus plan will be 150% funded. However, individual bonuses under the annual cash bonus plan are not capped or subject to any maximums, so long as the aggregate amount of the bonus pool is not exceeded. Accordingly, no information appears in the applicable column above.

(2)	Amounts disclosed in these columns were awarded under the LTIP. The vesting of performance-based awards under the LTIP is currently based on “average per annum adjusted book value” growth, which is described in greater detail in “— Compensation Discussion and Analysis — Equity Compensation — LTIP Awards.” The vested share amounts disclosed in the applicable “threshold,” “target” and “maximum” columns of the “Estimated Future Payouts Under Equity Incentive Plan Awards” heading assume an average per annum growth in adjusted book value of 9%, 12% and 15%, respectively. Each of the performance-based awards made under the LTIP had a grant date fair value equal to the closing price of the Common Shares on February 28, 2008 ($43.27). In calculating the grant date value, it was assumed that the performance target regarding such awards will be attained.

(3)	Except for Mr. Knight, this number represents each NEO’s annual grant of RSUs on February 28, 2008 pursuant to the Company’s Stock Incentive Plan. In accordance with FAS 123(R), the grant date fair value included in the table reflects the closing price of the Common Shares on such date ($43.27) multiplied by the number of RSUs granted to the NEO.

(4)	Mr. Knight was granted these RSUs pursuant to the Company’s Stock Incentive Plan as compensation for equity awards granted to him by his former employer that he forfeited upon joining our company. In accordance with FAS 123(R), the grant date fair value included in the table reflects the closing price of the Common Shares on such date ($43.27) multiplied by the number of RSUs granted to Mr. Knight.

(5)	Mr. Knight was granted this stock option award pursuant to the Company’s Stock Option Plan as compensation for equity awards granted to him by his former employer that he forfeited upon joining our company. In accordance with FAS 123(R), a fair value of $9.78 has been calculated by using the Black-Scholes option-pricing model. For additional information on the calculation of compensation expense, including the valuation assumption used within the option-pricing model, please refer to note 12(a) of the Company’s consolidated financial statements contained in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. The grant date fair value included in the table reflects the $9.78 fair value multiplied by the number of Common Shares underlying the stock option granted to Mr. Knight.

Narrative Disclosure Regarding Equity Plans and Employment Agreements

Stock Option Plan

We implemented the Stock Option Plan, under which up to 4,000,000 Common Shares may be issued, subject to adjustment as described below. Of that amount, 2,307,892 Common Shares remained available for issuance as of December 31, 2008. During 2008, the Company granted stock options to purchase 323,300 Common Shares under the Stock Option Plan. These stock options are exercisable in certain limited conditions, expire after ten years and generally vest pro rata over four years from the date of grant. Awards may be made to any of our directors, officers, employees (including prospective employees), consultants and other individuals who perform services for us, as determined by the Compensation Committee in its discretion. The Compensation Committee may grant non-qualified stock options to purchase Common Shares (at the price set forth in the award agreement, but in no event less than 100% of the fair market value of the Common Shares on the date of grant) subject to the terms and conditions as it may determine. While the Board retains the right to terminate the Stock Option Plan at any time, in any case the Stock Option Plan will terminate on May 8, 2018.

The shares subject to the Stock Option Plan are authorized but unissued Common Shares. If any award is forfeited or is otherwise terminated or canceled without the delivery of Common Shares, then such shares will again become available under the Stock Option Plan. Our Compensation Committee has the authority to adjust the terms of any outstanding awards, the number of Common Shares covered by each outstanding award and the number of Common Shares issuable under the Stock Option Plan as it deems appropriate for any increase or decrease in the number of issued Common Shares resulting from a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, exchange or any other event that the Compensation Committee determines affects our capitalization, other than regular cash dividends. In the event of a merger, amalgamation or consolidation, the sale of a majority of the Company’s securities or the reorganization or liquidation of the Company, the Compensation Committee will have the discretion to provide, as an alternative to the adjustment described above, for the accelerated vesting of options prior to such an event or the cancellation of options in exchange for a payment based on the per-share consideration being paid in connection with the event.

Stock Incentive Plan

We implemented the Stock Incentive Plan, under which up to 2,000,000 Common Shares may be issued, subject to adjustment as described below. Of that amount, 843,469 Common Shares remained available for issuance as of December 31, 2008. During 2008, the Company granted 357,811 RSUs under the Stock Incentive Plan. The Stock Incentive Plan provides for awards of restricted stock, RSUs, dividend equivalent rights and other equity-based or equity-related awards. We will not grant stock options pursuant to the plan. Awards under the Stock Incentive Plan may be made to any of our directors, officers, employees (including prospective employees), consultants and other individuals who perform services for us, as determined by the Compensation Committee in its discretion. Only RSUs have been granted under the Stock Incentive Plan and these RSUs generally vest in the fourth or fifth year from the original grant date, or pro rata over four years from the date of grant. For additional information regarding RSUs granted under the Stock Incentive Plan, see “— Compensation Discussion and Analysis — Equity Compensation — RSU Awards.” While the Board retains the right to terminate the Stock Incentive Plan at any time, the plan will automatically terminate on May 8, 2018.

The shares subject to the Stock Incentive Plan may be either authorized but unissued Common Shares or Common Shares previously issued and reacquired by the Company. If any award expires, terminates or otherwise lapses, in whole or in part, any Common Shares subject to such award will again become available for issuance under the Stock Incentive Plan. Our Compensation Committee has the authority to adjust the terms of any outstanding awards, the number of Common Shares covered by each outstanding award and the number of Common Shares issuable under the Stock Incentive Plan as it deems appropriate to preserve the intended benefits or intended potential benefits for any increase or decrease in the number of issued Common Shares resulting from a stock split, stock dividend, combination or exchange of the Common Shares, merger, amalgamation, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or Common Shares. In the event of a merger, amalgamation or consolidation, the sale of a majority of the Company’s securities or the reorganization or liquidation of the Company, the Compensation Committee will have the discretion to provide, as an alternative to the adjustment described above, for the accelerated vesting of awards prior to such an event or the cancellation of awards in exchange for a payment based on the per-share consideration being paid in connection with the event.

Long-Term Incentive Plan

On May 22, 2006, the Board adopted the Long-Term Incentive Plan. On November 7, 2007, the Board adopted the Amended and Restated Long-Term Incentive Plan to make certain changes necessary to comply with Section 409A of the Code. Under the LTIP, up to 2,000,000 Common Shares may be issued pursuant to the terms of the plan. Of that amount, 793,681 Common Shares remained available for issuance as of December 31, 2008. Participation in the LTIP is limited to employees who are selected by the Compensation Committee. During 2008, the Company granted 507,152 performance-based equity awards under the LTIP. See “— Compensation Discussion and Analysis — Equity Compensation — LTIP Awards” for more information about the performance-based awards made under the LTIP.

The LTIP provides for grants of long-term incentive awards that are earned based upon the achievement of applicable performance conditions over a three consecutive fiscal-year period. Performance conditions are selected by the Compensation Committee or the Board prior to the commencement of an applicable performance period from a list of permissible financial metrics, including (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) return on investment; (viii) stock price; (ix) improvements in capital structure; (x) revenue or sales; and (xi) total return to shareholders. Awards are expressed as a target amount representing the number of shares to be issued upon 100% achievement of applicable performance conditions, with the actual number of shares delivered ranging from 0% to between 50% and 150% of the target amount based on the level of actual achievement of applicable performance conditions.

The shares subject to the LTIP shall be authorized but unissued Common Shares. If any award expires or is canceled, forfeited or otherwise terminated, any Common Shares subject to such award will again become available for issuance under the LTIP. The Compensation Committee has the authority to adjust the terms of any outstanding awards, the number of Common Shares covered by each outstanding award and the number of Common Shares issuable under the LTIP as it deems appropriate for any increase or decrease in the number of issued Common Shares or in the capital structure of the Company resulting from a stock dividend, stock split, reverse stick split, recapitalization, reorganization, merger, consolidation, combination or exchange or any other event that the Compensation Committee determine affects our capitalization, other than the regular cash dividends.

2008 Employee Share Purchase Plan

On February 28, 2008, the Board adopted the ESPP, which was approved by our shareholders on May 8, 2008. The purposes of the ESPP are to provide employees of the Company and its subsidiaries with an opportunity to purchase our Common Shares, help such employees to provide for their future security and encourage such employees to remain in the employment of the Company and its subsidiaries. The ESPP is designed to qualify as an “employee share purchase plan” under Section 423 of the Code. A total of 1,000,000 Common Shares are reserved for issuance under the plan. The ESPP provides for consecutive six-month offering periods (or other periods of not more than 27 months as determined by the Compensation Committee) under which participating employees can elect to have between 1% and 10% of their base salary withheld and applied to the purchase of Common Shares at the end of the period. Unless otherwise determined by the Compensation Committee before an offering period, the purchase price will be 85% of the fair market value of the Common Shares at the end of the offering period. Applicable Code limitations specify, in general, that a participant’s right to purchase shares under the plan cannot accumulate at a rate in excess of $25,000 (based on the value at the beginning of the applicable offering periods) per calendar year.

Equity Compensation Plan Information

The following table presents information concerning our equity compensation plans as of December 31, 2008.

			Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted-Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights(1)	Warrants and Rights	Reflected in the First Column)

Equity compensation plans approved by shareholders	1,358,151	$33.63	4,141,228 (2)
Equity compensation plans not approved by shareholders(3)	—	—	793,681

Total	1,358,151	$33.63	4,934,909

(1)	Represents stock options granted under the Stock Option Plan, which have a weighted average remaining contractual life of 6.5 years.

(2)	Includes 2,307,892 Common Shares available for issuance pursuant to stock options granted under the Stock Option Plan, 843,469 Common Shares available for issuance pursuant to RSUs awarded under the Stock Incentive Plan and 989,867 Common Shares available for purchase under the ESPP.

(3)	Represents 793,681 Common Shares available for issuance under the LTIP.

Employment Agreements

Effective as of October 1, 2008, the Company entered into amended and restated employment agreements with Messrs. Carmilani, Dupont and Grossack and Ms. Dillard (the “Bermuda Employment Agreements”). Effective as of the same date, Allied World National Assurance Company, a U.S. subsidiary of the Company, entered into an amended and restated employment agreement with Mr. Knight (the “Knight Employment Agreement”). These employment agreements were amended and restated primarily to comply with final U.S. Treasury regulations published under Section 409A of the Code regarding the treatment of deferred compensation, and for the Bermuda Employment Agreements, to combine the cost of living allowance with and into the NEO’s base salary. Apart from the name, title, base salary and housing and utility allowance, the Bermuda Employment Agreements are identical, and apart from the company, name, title, base salary, the definition of “Severance Multiplier” (as defined below) and the exclusion of certain benefits that only the NEOs in Bermuda are eligible to receive, the Knight Employment Agreement is virtually identical to the Bermuda Employment Agreements. Under their respective employment agreements, each NEO receives an enumerated base salary that may be increased only upon the approval of the Compensation Committee. In addition, each NEO is eligible for a discretionary annual cash bonus.

The Bermuda Employment Agreements provide for base salary, financial and tax planning, an allowance for housing and utilities, an expense reimbursement for club membership fees for a club in Bermuda and other business expenses, subject to applicable limits set forth in each employment agreement and the policies of our Company as approved from time to time by the Compensation Committee. As discussed above under “— Compensation Discussion and Analysis — Benefits and Perquisites,” these types of perquisites are standard in the compensation packages of executives among our Company’s Bermuda Peer Group and other Bermuda companies. The Knight Employment Agreement provides for base salary, financial and tax planning and expense reimbursement for other business expenses, subject to applicable limits set forth in his agreement and the policies of our Company as approved from time to time by the Compensation Committee.

Under each employment agreement, during the term of employment and ending on the 24-month anniversary following any termination of employment, the NEO is subject to a non-interference covenant. Generally, the non-interference covenant prevents the NEO from soliciting or hiring employees or other service providers of the Company or its subsidiaries and from inducing any customer, supplier, licensee or other business relation of the Company or its subsidiaries to cease doing business, or reduce the amount of business conducted, with the Company or its subsidiaries, or in any other manner interfering with the Company or its subsidiaries’ relationship with these parties. During the term of employment and ending following the Non-Compete Period (as defined below), the NEO is subject to a non-competition covenant. Generally, the non-competition covenant prevents the NEO from engaging in activities that are competitive with the business of the Company or its subsidiaries in certain jurisdictions. Each employment agreement also contains standard confidentiality and assignment of inventions provisions. In addition, each employment agreement provides that we shall generally indemnify the NEO to the fullest extent permitted, except in certain limited circumstances.

The “Non-Compete Period” means the period commencing on the date of the employment agreement and (i) in the case of the NEO’s termination of employment by us with cause, ending on the date of such termination; (ii) in the case of a NEO’s termination of employment by us without cause or by the NEO for good reason, ending on the 24-month anniversary of the date of such termination; and (iii) in the case of a NEO’s termination of employment by the NEO without good reason or as a result of a disability, ending on the date of such termination; provided, however, in the case of clause (iii) above, we may elect to extend the Non-Compete Period up to an additional 12 months following the date of such termination, during which period we will be required to continue to pay the NEO his or her base salary and provide coverage under our company’s health and insurance plans (or the economic equivalent of such coverage, including its cash value).

Each employment agreement terminates upon the earliest to occur of (i) the NEO’s death, (ii) a termination by reason of a disability, (iii) a termination by us with or without cause and (iv) a termination by the NEO with or without good reason. Upon any termination of the NEO’s employment for any reason, except as may otherwise be requested by us in writing and agreed upon in writing by the NEO, the NEO will resign from any and all directorships, committee memberships or any other positions the NEO holds with the Company or any of its subsidiaries.

Upon termination of the NEO’s employment with our company for any reason, including a termination by our company with cause or by the NEO without good reason, the NEO will be entitled to all prior accrued obligations. Upon termination of the NEO’s employment due to his or her death or disability, the NEO (or his or her estate or beneficiaries), in addition to all prior accrued obligations, will be entitled to any (i) unpaid annual bonus in respect to any completed fiscal year prior to such termination, (ii) a pro rata annual bonus if such termination occurs during a fiscal year and (iii) vesting, as of the date of termination, in the number of equity-based awards that otherwise would have vested during the one-year period immediately following such termination.

Upon termination of the NEO’s employment by us without cause or by the NEO with good reason, in addition to any prior accrued obligations and unpaid annual bonus, the NEO will receive (i) an amount equal to the Severance Multiplier multiplied by the sum of the NEO’s base salary and annual bonus to be paid in substantially equal monthly installments over the period beginning on the termination date and ending one day prior to two and one-half months following the end of the Company’s fiscal year in which such termination occurs, (ii) continuation of coverage under our health and insurance plans (or the economic equivalent of such coverage, including its cash value) for a period of years equal to the Severance Multiplier and (iii) vesting, as of the date of termination, in the number of equity-based awards that otherwise would have vested during the two-year period immediately following such termination. For each NEO other than Mr. Knight, the “Severance Multiplier” will equal two; provided, however, if the NEO’s termination occurs within the 12-month period following a change in control, the Severance Multiplier will equal three. For Mr. Knight, the “Severance Multiplier” will equal two; provided, however, if Mr. Knight’s termination occurs within the 12-month period following a change in control, the Severance Multiplier will equal four until January 16, 2010 and three thereafter.

We may require the NEO to execute a general release prior to payment of any amount or provision of any benefit as a result of termination of employment by us without cause or by the NEO for good reason. In addition, upon the occurrence of a change in control, all equity-based awards received by the NEO will fully vest immediately prior to such change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying awards for each NEO as of December 31, 2008.

	Option Awards				Stock Awards
								Equity Incentive		Equity Incentive Plan
	Number of	Number of					Market Value	Plan Awards:		Awards: Market or
	Securities	Securities			Number of		of Shares	Number of		Payout Value of
	Underlying	Underlying			Shares or		or Units of	Unearned Shares,		Unearned Shares,
	Unexercised	Unexercised	Option	Option	Units of Stock		Stock That Have	Units, or Other		Units, or Other
	Options (#)	Options (#)	Exercise	Expiration	That Have		Not Vested	Rights That Have		Rights That Have
Name	Exercisable	Unexercisable	Price(1)($)	Date	Not Vested (#)		($)(8)	Not Vested (#)		Not Vested ($)(8)

Scott A. Carmilani	51,667	—	$24.27	11/21/2011	8,333	(2)	$338,320	75,000	(9)	$3,045,000
	13,333	—	$23.61	01/02/2013	50,000	(3)	$2,030,000	117,375	(10)	$4,765,425
	13,333	—	$29.52	12/31/2013	9,000	(4)	$365,400	57,777	(11)	$2,345,746
	15,000	5,000	$32.70	01/03/2015	16,667	(5)	$676,680	—
Joan H. Dillard	24,999	8,334	$28.32	12/01/2015	834	(6)	$33,860	45,000	(9)	$1,827,000
	—	—	—	—	20,000	(3)	$812,000	25,000	(10)	$1,015,000
	—	—	—	—	3,750	(4)	$152,250	—		—
	—	—	—	—	5,000	(5)	$203,000	—		—
Wesley D. Dupont	18,750	6,250	$28.32	12/01/2015	834	(6)	$33,860	26,250	(9)	$1,065,750
	—	—	—	—	30,000	(3)	$1,218,000	16,000	(10)	$649,600
	—	—	—	—	2,250	(4)	$91,350	—		—
	—	—	—	—	4,000	(5)	$162,400	—		—
Marshall J. Grossack	5,000	—	$31.77	07/01/2014	833	(2)	$33,820	26,250	(9)	$1,065,750
	2,499	834	$32.70	01/03/2015	834	(7)	$33,860	16,000	(10)	$649,600
	1,666	1,667	$28.32	01/03/2016	15,000	(3)	$609,000	—		—
	—	—	—	—	2,250	(4)	$91,350	—		—
	—	—	—	—	3,000	(5)	$121,800	—		—
W. Gordon Knight	—	16,500	$43.27	02/28/2018	10,000	(5)	$406,000	20,000	(10)	$812,000

(1)	The table below shows the vesting dates of each stock option:

Stock Option
Exercise Price	Vesting Dates

$24.27	Fully vested
$23.61	Fully vested
$29.52	Fully vested
$32.70	January 3, 2009
$28.32	December 1, 2009 (Pro rata on January 3, 2009 and 2010 for Mr. Grossack only)
$31.77	Fully vested
$43.27	Pro rata on February 28, 2009, 2010, 2011 and 2012

(2)	These RSUs vest on January 3, 2009.

(3)	These RSUs vest as follows: 50% on July 11, 2010 and 50% on July 11, 2011.

(4)	These RSUs vest pro rata on February 28, 2009, 2010 and 2011.

(5)	These RSUs vest pro rata on February 28, 2009, 2010, 2011 and 2012.

(6)	These RSUs vest on December 1, 2009.

(7)	These RSUs vest pro rata on January 3, 2009 and 2010.

(8)	Assumes a price of $40.60 per Common Share, the closing price as of December 31, 2008.

(9)	These performance-based awards, or LTIP Awards, are not eligible to vest until after December 31, 2009. These LTIP awards vest upon the achievement of established performance criteria during an applicable three-year period. The share amounts reflected in the table above represent the maximum performance goals. For additional information regarding LTIP Awards, see “— Compensation Discussion and Analysis — Equity Compensation.”

(10)	These performance-based equity awards, or LTIP awards, are not eligible to vest until after December 31, 2010. These LTIP vest upon the achievement of established performance criteria during an applicable three-year period. The share amounts reflected in the table above represent the target performance goals. For additional information regarding LTIP Awards, see “— Compensation Discussion and Analysis — Equity Compensation.”

(11)	The vesting schedule for these performance-based equity awards, or LTIP awards, is as follows: 50% are eligible to vest after December 31, 2011 and 50% are eligible to vest after December 31, 2012. These LTIP awards vest upon the achievement of established performance criteria during the applicable four- and five-year periods. The share amounts reflected in the table above represent the target performance goals. For additional information regarding LTIP awards, see “— Compensation Discussion and Analysis — Equity Compensation.”

Option Exercises and Stock Vested

The following table summarizes information underlying each exercise of stock options, vesting of RSUs or vesting of LTIP awards for each NEO in 2008.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)

Scott A. Carmilani	1,410	$30,216	3,000	$129,810	(2)
	500	$10,705	16,667	$760,682	(3)
	1,291	$27,692	90,000	$3,654,000	(4)
	300	$6,438	—	—
	2,000	$42,780	—	—
	400	$8,568	—	—
	800	$17,120	—	—
	300	$6,447	—	—
	2,099	$44,877	—	—
	500	$10,720	—	—
	100	$2,153	—	—
	300	$6,462	—	—
Joan H. Dillard	—	—	833	$26,731	(5)
	—	—	1,250	$54,088	(2)
	—	—	20,000	$812,000	(4)
Wesley D. Dupont	—	—	833	$26,731	(5)
	—	—	750	$32,453	(2)
	—	—	15,000	$609,000	(4)
Marshall J. Grossack	—	—	417	$20,733	(6)
	—	—	750	$32,453	(2)
W. Gordon Knight	—	—	—	—

(1)	On June 2, 2008, Mr. Carmilani exercised a portion of this stock option grant and sold the underlying Common Shares. These values are based on a sale price per Common Share of $45.70, $45.68, $45.72, $45.73, $45.66, $45.69, $45.67, $45.76, $45.65, $45.71, $45.80 and $45.81, respectively.

(2)	Assumes a price of $43.27 per Common Share, the closing price on February 28, 2008, the RSU vesting date.

(3)	Assumes a price of $45.64 per Common Share, the closing price on May 27, 2008, the RSU vesting date.

(4)	Assumes a price of $40.60 per Common Share, the closing price on December 31, 2008, the vesting date, and relates to LTIP awards granted to certain NEOs in 2006. These LTIP awards vested at 150% of target.

(5)	Assumes a price of $32.09 per Common Share, the closing price on December 1, 2008, the RSU vesting date.

(6)	Assumes a price of $49.72 per Common Share, the closing price on January 3, 2008, the RSU vesting date.

Non-Qualified Deferred Compensation

The following table summarizes information regarding each NEO’s participation in the SERP in 2008.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals/	Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year-End
Name	($)(1)	($)(2)	($)(3)	($)	($)

Scott A. Carmilani	$50,000	$37,000	$(123,586)	—	$205,405
Joan H. Dillard	$51,934	$29,377	$(41,782)	—	$155,801
Wesley D. Dupont	—	$17,751	$(8,311)	—	$50,552
Marshall J. Grossack	—	$17,151	$(45,203)	—	$57,349
W. Gordon Knight	$26,856	$27,074	$(6,461)	—	$47,469

(1)	Reflects amount of base salary deferred by the NEO under the SERP in 2008.

(2)	Reflects amounts contributed by us on behalf of the NEO. All amounts that we contributed on behalf of the NEO have also been reported in the Summary Compensation Table.

(3)	Represents capital gains and dividends on and earnings from the investments made in one or more mutual funds selected by the NEO, less any losses incurred from one or more selected mutual funds during 2008.

Investment Alternatives Under the SERP.  Under the SERP, each NEO has the option to select a variety of mutual funds that are used to determine the additional amounts to be credited to his or her account. These mutual funds are the same as those offered under our 401(k) plan. Each NEO is permitted to change, on a monthly basis, his or her mutual fund choices in which individual and company contributions are to be invested.

Payouts and Withdrawals.  Each NEO may elect to receive at retirement amounts deferred and contributions credited to his or her account in either a lump sum or in annual installments over a period of up to ten years. For more information regarding the SERP, please see “— Compensation Discussion and Analysis — Retirement, Health and Welfare Benefits.”

Potential Payments Upon a Termination or Change in Control

The table below reflects the amount of compensation and benefits payable to each NEO in the event of (i) a termination by the NEO without good reason (a “voluntary termination”), (ii) a termination without cause or with good reason (“involuntary termination”) other than within 12 months of a change in control, (iii) an involuntary termination within 12 months of a change in control, (iv) a termination due to death and (v) a termination due to disability. The amounts shown assume that the applicable triggering event occurred on December 31, 2008, and therefore are estimates of the amounts that would be paid to the applicable NEO upon the occurrence of such triggering event, assuming a price of $40.60 per Common Share, the closing price as of December 31, 2008.

		Voluntary	Involuntary	Change in
Name	Type of Payment	Termination(1)	Termination(2)	Control(3)	Death(4)	Disability(5)

Scott A. Carmilani	Cash Severance:	$970,000	$4,640,000	$6,960,000	$1,350,000	$2,320,000
	Continued Benefits:	$18,869	$37,738	$56,607	$—	$18,869
	Equity Acceleration:	$—	$8,770,165	$12,591,071	$6,671,256	$3,890,115

	TOTAL:	$988,869	$13,447,903	$19,607,678	$8,021,256	$6,228,984
Joan H. Dillard	Cash Severance:	$455,000	$1,630,000	$2,445,000	$360,000	$815,000
	Continued Benefits:	$14,716	$29,432	$44,148	$—	$14,716
	Equity Acceleration:	$—	$2,978,202	$3,536,452	$2,775,202	$1,709,452

	TOTAL:	$469,716	$4,637,634	$6,025,600	$3,135,202	$2,539,168
Wesley D. Dupont	Cash Severance:	$344,000	$1,108,000	$1,662,000	$210,000	$554,000
	Continued Benefits:	$17,835	$35,670	$53,505	$—	$17,835
	Equity Acceleration:	$—	$2,221,810	$2,942,460	$2,455,260	$1,159,470

	TOTAL:	$361,835	$3,365,480	$4,657,965	$2,665,260	$1,731,305
Marshall J. Grossack	Cash Severance:	$338,000	$1,086,000	$1,629,000	$205,000	$543,000
	Continued Benefits:	$17,825	$35,360	$53,475	$—	$17,825
	Equity Acceleration:	$—	$1,881,140	$2,276,990	$1,789,790	$1,011,610

	TOTAL:	$355,825	$3,002,500	$3,959,465	$1,994,790	$1,572,435
W. Gordon Knight	Cash Severance:	$525,000	$2,100,000	$5,250,000	$525,000	$1,050,000
	Continued Benefits:	$20,778	$41,556	$103,890	$—	$20,778
	Equity Acceleration:	$—	$1,015,000	$1,218,000	$507,500	$203,000

	TOTAL:	$545,778	$3,156,556	$6,571,890	$1,032,500	$1,273,778

(1)	Under the employment agreements by and between the Company and each NEO, in the case of a voluntary termination, an NEO is entitled only to the prior accrued obligations. However, for purposes of precluding the NEO from joining an organization that competes with the Company, the Company may elect to extend a non-compete period for up to 12 months from the date of such voluntary termination. The amounts included in the voluntary termination column above under “Cash Severance” represent the NEO’s current base salary (the amount to which the NEO would be entitled for the entire non-compete period) and the amounts included under “Continued Benefits” represent participation in the Company’s health and insurance plans, based on current health and insurance premiums for the NEO projected over the applicable period, and such amounts assume that the Company has elected to extend the non-compete period for the full 12 months. Please see “— Narrative Disclosure Regarding Equity Plans and Employment Agreements — Employment Agreements” for more information on the employment agreements.

(2)	Under the employment agreements executed by and between the Company and each NEO, upon an involuntary termination, an NEO is entitled to: (i) his or her current base salary and the highest annual cash bonus paid or payable for the two immediately prior fiscal years multiplied by two (for Mr. Knight, his current base salary plus his target annual bonus for 2008, multiplied by two), (ii) participation in the Company’s health and insurance plans (or the economic equivalent of such participation) for a period of two years from the date of such termination and (iii) vesting in the number of equity awards held by the NEO that otherwise would have vested during the two-year period from the date of such termination. The dollar value reflected under the Involuntary Termination column above for “Equity Acceleration” assumes all equity awards vested, were exercised and sold as of December 31, 2008.

(3)	Under the employment agreements executed by and between the Company and each NEO, upon the occurrence of a change in control of the Company all equity awards held by the NEO shall fully vest immediately prior to such change in control. If within 12 months of a change in control the NEO undergoes an involuntary termination, the NEO is entitled to: (i) his or her current base salary and the highest annual cash bonus paid or payable for the two immediately prior fiscal years multiplied by three (for Mr. Knight, his current base salary plus his target annual bonus for 2008 multiplied by five) and (ii) participation in the Company’s health and insurance plans (or the economic equivalent of such participation) for a period of three years from the date of such termination (for Mr. Knight, for the five-year period from the date of such termination). The dollar value reflected under the Change in Control column above for “Equity Acceleration” assumes all equity awards vested, were exercised and sold as of December 31, 2008.

(4)	The amounts included under the Death column above for “Cash Severance” represent the highest cash bonus paid or payable for the two immediately prior fiscal years to which the NEO would be entitled under his or her employment agreement (for Mr. Knight, his target annual bonus for 2008) and which would be received by the NEO’s estate or beneficiary. Under the employment agreements, upon the NEO’s death, the NEO’s estate or beneficiary is also entitled to receive a pro rata annual bonus for that portion of the year that the NEO worked.

Under the employment agreements, as of the date of the NEO’s death, his or her estate or beneficiaries would also be entitled to the number of equity awards held by the NEO that otherwise would have vested during the one-year period following such date. In addition, the Stock Option Plan and the Stock Incentive Plan provide for the accelerated vesting of all stock options and RSUs, respectively, held by the NEO in the event of his or her death. The LTIP provides for vesting on a proportional basis depending on the date of death in relation to the three-year performance period. If the NEO were to die in the first fiscal year of the three-year performance period, the NEO would be entitled to 25% of the award; in the second fiscal year of the three-year performance period, the NEO would be entitled to 50% of the award; and in the third fiscal year of the three-year performance period, the NEO would be entitled to 75% of the award. The dollar value reflected under the Death column above for “Equity Acceleration” assumes all equity awards vested, were exercised and sold as of December 31, 2008.

(5)	Under the employment agreements by and between the Company and each NEO, in the case of a termination of employment as a result of the NEO’s disability, the NEO is entitled to: (i) his or her highest annual cash bonus paid or payable for the two immediately prior fiscal years (for Mr. Knight, his target annual bonus for 2008) and (ii) the number of equity awards held by the NEO that otherwise would have vested during the one-year period following the date of disability. For purposes of precluding the NEO from joining an organization that competes with the Company, the Company may elect to extend a non-compete period for up to 12 months from the date the NEO’s employment is terminated as a result of a disability. The amounts included in the disability column above under “Cash Severance” represent the NEO’s current base salary and the highest annual cash bonus paid or payable for the two immediately prior fiscal years (for Mr. Knight, his target annual bonus for 2008) and “Continued Benefits” represent participation in the Company’s health and insurance plans (or the economic equivalent of such participation) and assumes that the Company has elected to extend the Non-Compete Period for the full 12 months.

The Stock Option Plan provides for the accelerated vesting of all stock options held by the NEO in the event of his or her disability. Under the Stock Incentive Plan, there is no acceleration of vesting of the RSUs; however, the NEO would not forfeit his or her RSUs upon being disabled and the RSUs will vest according to the schedule established on the date of grant. The LTIP provides for vesting on a proportional basis depending on the date of disability in relation to the three-year performance period. If the NEO were to be disabled in the first year of the three-year performance period, the NEO would be entitled to 25% of the award; in the second fiscal year of the three-year performance period, the NEO would be entitled to 50% of the award; and in the third fiscal year of the three-year performance period, the NEO would be entitled to 75% of the award. The dollar value reflected under the Disability column above for “Equity Acceleration” assumes all equity awards vested at the applicable levels described above, were exercised and sold as of December 31, 2008.

Under the employment agreements, if the NEO is terminated for cause, he or she is entitled only to the prior accrued obligations. Under the employment agreements, the NEO is subject to certain restrictive covenants, including non-compete, non-interference, confidentiality and assignment of inventions provisions. In the case where the NEO is terminated by the Company without cause or by the NEO with good reason, should the NEO breach these restrictive covenants, the payments and benefits described above (other than the vesting of equity awards) would cease immediately.

Under the RSU Award Agreement to the Stock Incentive Plan, each employee agrees that the Company may terminate the NEO’s right to any RSU he or she holds (whether or not vested) upon the occurrence of: (i) any event that constitutes cause; (ii) the NEO’s violating the non-solicitation provision set forth in the RSU Award Agreement; or (iii) the NEOs’ interfering with a relationship between the Company and one of its clients.

Under the Stock Option Plan, a participant retiring after attaining the age of 65 is entitled to accelerated vesting of all stock options held by him or her. Under the Stock Incentive Plan, there is no acceleration of vesting of the RSUs; however, a participant would not forfeit his or her RSUs upon retirement after attaining the age of 65 and these RSUs will vest according to the schedule established on the date of grant. Under the employment agreements, there are no additional compensation provisions for retirement. None of our NEOs was 65 as of December 31, 2008. Accordingly, if any of our NEOs had retired as of December 31, 2008, he or she would not have been entitled to the acceleration or continued vesting of equity awards or any additional compensation.

In addition to the payments and benefits described above, upon the NEO’s retirement at or after age 65, termination of employment (other than with cause), change in control or death or disability of the NEO, the NEO (or his or her estate or beneficiaries) would be entitled to the distribution of the vested contributions we made to the SERP on his or her behalf. The NEO would also be entitled to receive his or her own contributions to the SERP.

Compensation Committee Interlocks and Insider Participation

None of our directors or executive officers has a relationship with us or any other company that the SEC defines as a compensation committee interlock or insider participation that should be disclosed to shareholders. Our Compensation Committee is comprised solely of independent directors.

Compensation Committee Report on Executive Compensation

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

Patrick de Saint-Aignan (Chairman)
Bart Friedman
Scott Hunter
Mark R. Patterson
Samuel J. Weinhoff

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee is comprised of Messrs. Scott Hunter (Chairman), Patrick de Saint-Aignan, James F. Duffy and Samuel J. Weinhoff, each of whom has been determined by the Board to be “independent” under the rules of the NYSE, Section 10A(m)(3) of the Exchange Act and Rule 10A-3 promulgated under the Exchange Act. The

Board adopted an Audit Committee Charter, which is available on our website at www.awac.com under “Corporate Governance”.

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and policies, and its internal controls and procedures. The independent auditors are responsible for auditing the Company’s financial statements, reviewing the Company’s quarterly financial statements, annually auditing management’s assessment of the effectiveness of internal controls over financial reporting and other procedures. Members of the Audit Committee are entitled to rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. The independent auditors have access to the Audit Committee to discuss any matters they deem appropriate.

As set forth in the Audit Committee Charter, in the performance of its oversight function, the Audit Committee reviews and discusses the Company’s audited financial statements with management and the independent auditors. The Audit Committee also discusses with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee receives the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, considers whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors’ independence and discusses with the auditors the auditors’ independence.

Based upon the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 that was filed with the SEC.

Scott Hunter (Chairman)
Patrick de Saint-Aignan
James F. Duffy
Samuel J. Weinhoff

SHAREHOLDER COMMUNICATION

Shareholders and other interested parties may communicate directly with the Board by sending written notice to the Company’s General Counsel at the executive offices of the Company. The notice may specify whether the communication is directed to the entire Board, to a committee of the Board, to the non-management directors, to the Lead Independent Director or to any other director. Except as provided below, if any written communication is received by the Company and addressed to the persons listed above (or addressed to the General Counsel of the Company with a request to be forwarded to the persons listed above), the General Counsel of the Company shall be responsible for promptly forwarding the correspondence to the appropriate persons. Obvious marketing materials or other general solicitations will not be forwarded. Directors will generally respond in writing, or cause the Company to respond, to bona fide shareholder and other interested party communications that express legitimate concerns or questions about us.

The Board does not have a formal policy regarding the attendance of directors at meetings of shareholders; however, it encourages all directors to attend the Annual General Meeting of Shareholders. All of the Company’s directors attended the Annual General Meeting in 2008.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL GENERAL MEETING

If you wish to submit a proposal to be considered for inclusion in the proxy materials for the 2010 Annual General Meeting or propose a nominee for the Board, please send such proposal to the Secretary, Allied World Assurance Company Holdings, Ltd, 27 Richmond Road, Pembroke HM 08, Bermuda. Under the rules of the SEC, proposals must be received by no later than November [  ], 2009 to be eligible for inclusion in the 2010 Annual General Meeting proxy statement. If a shareholder wishes to submit a proposal to the 2010 Annual General Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely if the Company is not notified in writing of such proposal between January 7, 2010 and February 5, 2010. In that case, the proxies solicited by the Board will confer discretionary authority on the persons named in the accompanying form of proxy to vote on that proposal as they see fit.

OTHER MATTERS

Your Board does not know of any matters that may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting attached hereto. If matters other than those set forth in the Notice of Annual General Meeting come before the meeting and at any adjournment or postponement thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in their discretion with respect to such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and shareholders are also required to furnish us with copies of all Section 16(a) reports they file. Purchases and sales of our equity securities by such persons are published on our website under the “SEC Filings” link under “Investor Relations”.

Based on a review of the copies of such reports, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and shareholders were complied with during the fiscal year 2008.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual General Meeting to be held on Thursday, May 7, 2009. The Proxy Statement and Annual Report are available at http://www.awac.com/proxy.aspx.

For the date, time and location of the Annual General Meeting, please see “General Meeting Information.” For information on how to attend and vote in person at the Annual General Meeting, an identification of the matters to be voted upon at the Annual General Meeting and the Board’s recommendations regarding those matters, please also refer to “General Meeting Information.”

APPENDIX A

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

BOARD POLICY ON DIRECTOR INDEPENDENCE

A majority of the Board of Directors will be independent, as that term is defined in any applicable laws and regulations including the listing standards of the New York Stock Exchange. Allied World Assurance Company Holdings, Ltd (the “Company”) believes that independent directors as well as directors who may be deemed not independent all make valuable contributions to the Board and to the Company by reason of their experience and judgment.

A director will be considered independent only if the Board has affirmatively determined that the director has no material relationship with the Company that would impair his or her independent judgment. The Board will review factors affecting independence at the time a director is proposed for election or re-election. In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Company. In particular, in order for a director to be “independent” for purposes of service on our Board of Directors, the director should meet all of the following criteria:

1. has not been an employee within the last three years and never has been an officer of the Company.

2. has not been employed as an executive officer of a company within the last three years where an executive officer of the Company serves on the compensation committee (or board committee performing similar functions) of such other company.

3. is not affiliated with, or employed in a professional capacity, by a present or former auditor of the Company within the three years after the end of either the affiliation or the auditing relationship.

4. does not have an immediate family member who is or has been (a) an executive officer of the Company within the last three years; (b) employed as an executive officer of a company within the last three years where an executive officer of the Company serves on the compensation committee (or board committee performing similar functions) of such other company; or (c) affiliated with, or employed in a professional capacity, by a present or former auditor of the Company within the three years after the end of either the affiliation or the auditing relationship.

5. is not an immediate family member of any executive officer, or another director, of the Company.

6. has not, nor has any immediate family member (other than a non-executive employee), received within the last three years any compensation from the Company or any other person, directly or indirectly (including, for example, fees paid to an advisory firm in which the director is a partner or has a greater than 10% equity or voting interest whether or not the director personally provided the service) for services rendered to the Company (other than standard arrangements applicable to directors generally, including, but not limited to, deferred compensation for prior service provided that such compensation is not contingent on continued service).

7. has not had a personal services contract with the Company, or with any executive officer of the Company, within the last five years.

8. is not, nor is any immediate family member, an executive officer, employee or greater than 10% owner of any company supplying or receiving goods or services to or from the Company, unless such goods or services are supplied in the ordinary course of business on an arms-length basis and their value has not exceeded within the last three years (a) 5% of the consolidated gross revenues of either company in any single year or (b) the greater of $1 million or 2% of the other company’s consolidated gross revenues in any single year.

9. is not an executive officer, partner or greater than 10% owner of any company to which the Company is indebted in an aggregate amount in excess of 5% of the Company’s consolidated assets.

A-1

10. is not, nor is any immediate family member, (a) indebted to the Company in an amount greater than $60,000; (b) an executive officer, partner or greater than 10% owner of any entity that is so indebted; or (c) a trustee of, or have a substantial beneficial interest in, any trust or other estate that is so indebted.

11. has not had, nor has any immediate family member had, any direct or indirect material interest in a transaction or series of transactions to which the Company is a party and in which the transaction amount exceeds $60,000 (other than interests that arise solely from an aggregate ownership of less than 10% of the Company or an entity furnishing services to the Company).

12. is not a director pursuant to any arrangement or understanding with another person or group.

13. does not hold, nor otherwise have voting power with respect to, 25% or more of the Company’s outstanding voting stock, either directly, or indirectly through one or more intermediaries.

14. is not, nor is any immediate family member, an employee, officer or director of a foundation, university or other non-profit organization that receives, or has received, from the Company in any of the last five years grants or endowments greater than $100,000 or greater than 1% of the total donations received by the entity in that year.

In applying the criteria listed above, the Board of Directors will consider such other factors as it may deem necessary to arrive at sound determinations as to the independence of each director, and such factors may override the conclusions of independence or non-independence that would be reached simply by applying the criteria. In such cases, the basis for independence determinations will be disclosed in the Company’s annual proxy statement.

NOTES:

1. For purposes of these independence guidelines, the Company is intended to also refer to any and all consolidated subsidiaries of Allied World Assurance Company Holdings, Ltd.

2. “Immediate family member” means any of the person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the person’s home.

A-2

APPENDIX B

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

THIRD
AMENDED AND RESTATED
BYE-LAWS

~~Second~~
Third
 Amended and Restated

BYE-LAWS

of

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

(Effective as of ~~May 8, 2008~~
[          ], 2009
)

Bye-law		Page

1.	Interpretation	B-1
2.	Board of Directors	~~7~~ B-4
3.	Management of the Company	~~7~~ B-4
4.	Power to appoint managing director or chief executive officer	B-5
5.	Power to appoint manager	B-5
6.	Power to authorise specific actions	B-5
7.	Power to appoint attorney	B-5
8.	Power to delegate to a committee	~~8~~ B-5
9.	Power in respect of employees	B-5
10.	Power to borrow and charge property	B-5
11.	Exercise of power to purchase shares of or discontinue the Company	B-6
12.	Election of Directors	~~10~~ B-6
13.	Defects in appointment of Directors	B-7
14.	Alternate Directors	B-7
15.	Removal of Directors	B-7
16.	Vacancies on the Board	~~11~~ B-7
17.	Notice of meetings of the Board	B-7
18.	Quorum at meetings of the Board	~~12~~ B-8
19.	Meetings of the Board	B-8
20.	Chairman of meetings	B-8
21.	Unanimous written resolutions	B-8
22.	Contracts and disclosure of Directors’ interests	~~13~~ B-8
23.	Remuneration of Directors	B-9
24.	Officers of the Company	B-9
25.	Appointment of Officers	~~14~~ B-9
26.	Remuneration of Officers	~~14~~ B-9
27.	Duties of Officers	~~14~~ B-9
28.	Register of Directors and Officers	B-9
29.	Obligations of Board to keep minutes	B-9
30.	Indemnification of Directors and Officers of the Company	B-9
31.	Waiver of claim by Member	B-10
32.	Notice of annual general meeting	B-10
33.	Notice of special general meeting	B-10
34.	Advance notice of Member nominees for Director and other Member proposals	~~16~~ B-10
35.	Accidental omission of notice of general meeting	~~18~~ B-12
36.	Meeting called on requisition of Members	B-12
37.	Short notice	B-12
38.	Postponement of meetings	B-12
39.	Quorum for general meeting	~~19~~ B-12
40.	Adjournment of meetings	~~19~~ B-12
41.	Attendance at meetings	B-12
42.	Attendance of Directors	B-13
43.	Voting at meetings	B-13

B-i

Bye-law		Page

44.	Voting on show of hands	~~20~~ B-13
45.	Decision of chairman	~~20~~ B-13
46.	Demand for a poll	B-13
47.	Seniority of joint holders voting	B-14
48.	Instrument of proxy	B-14
49.	Representation of corporations at meetings	~~22~~ B-14
50.	Rights of shares	~~22~~ B-14
51.	Limitation on voting rights of Controlled Shares	B-16
52.	Power to issue shares	B-17
53.	Variation of rights, alteration of share capital and purchase of shares of the Company	~~28~~ B-18
54.	Conversion and transfer of Non-Voting Shares	B-18
55.	Registered holder of shares	~~30~~ B-19
56.	Death of a joint holder	~~30~~ B-19
57.	Share certificates	B-19
58.	Calls on shares	~~31~~ B-20
59.	Forfeiture of shares	~~31~~ B-20
60.	Contents of Register of Members	B-20
61.	Inspection of Register of Members	B-20
62.	Determination of record dates	~~32~~ B-20
63.	Instrument of transfer	~~32~~ B-20
64.	Restriction on transfer	B-21
65.	Transfers by joint holders	B-23
66.	Representative of deceased Member	~~36~~ B-23
67.	Registration on death or bankruptcy	~~36~~ B-23
68.	Declaration of dividends by the Board	B-23
69.	Other distributions	B-23
70.	Reserve fund	~~B-23~~ B-24
71.	Deduction of amounts due to the Company	~~37~~ B-24
72.	Unclaimed dividends	~~37~~ B-24
73.	Interest on dividends	~~37~~ B-24
74.	Issue of bonus shares	~~37~~ B-24
75.	Records of account	B-24
76.	Financial year end	~~38~~ B-24
77.	Financial statements	~~38~~ B-24
78.	Appointment of Auditor	~~38~~ B-25
79.	Remuneration of Auditor	B-25
80.	Vacation of office of Auditor	B-25
81.	Access to books of the Company	~~39~~ B-25
82.	Report of the Auditor	~~39~~ B-25
83.	Notices to Members of the Company	~~39~~ B-25
84.	Notices to joint Members	B-25
85.	Service and delivery of notice	B-25
86.	The seal	~~40~~ B-26
87.	Manner in which seal is to be affixed	~~40~~ B-26

B-ii

Bye-law		Page

88.	Winding-up/distribution by liquidator	~~40~~ B-26
89.	Alteration of Bye-laws	B-26
90.	Directors of Bermuda Insurance Subsidiaries	B-26
91.	Directors of Non-U.S., Non-Bermuda Insurance Subsidiaries	~~41~~ B-26
92.	Bye-laws or articles of association of certain insurance subsidiaries	B-27

Schedule — Form A (Bye-law 59)
Schedule — Form B (Bye-law 63)
Schedule — Form C (Bye-law 67)

B-iii

INTERPRETATION

1.	Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

(a) “Act” means the Companies Act 1981 of Bermuda, as amended from time to time;

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “control” means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing;

(c) “Auditor” includes any individual or partnership appointed as auditor of the Company in accordance with Bye-law 78;

(d) “Bermuda Insurance Subsidiary” means Allied World Assurance Company, Ltd and any other insurance company incorporated and organized under the laws of Bermuda that is a subsidiary of the Company;

(e) “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(f) “Business Day” means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or The City of New York, United States are authorized or obligated by law or executive order to close;

(g) “Cause” shall be deemed to exist only if (i) the Director whose removal is proposed has been charged with or convicted of an indictable offence or a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for fraud or dishonesty in the performance of such Director’s duty to the Company or (ii) the Director whose removal is proposed suffers from any physical or mental disability that substantially impairs the ability of such Director to function in that capacity;

(h) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation, as amended from time to time, or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(i) “Common Shares” means the common shares, par value U.S.$0.03 per share, of the Company and includes a fraction of a Common Share;

(j) “Company” means the company for which these Bye-laws are approved and confirmed;

(k) “Controlled Shares” of any Person means all shares of the Company, of all classes entitled to vote or to elect, appoint or replace Directors, owned by such Person, whether:

(i) directly,

(ii) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or

(iii) beneficially owned directly or indirectly within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder other than Excluded Controlled Shares;

(l) “debenture” means debenture stock, mortgages, bonds and any other such debt securities of the Company whether constituting a charge on the assets of the Company or not;

(m) “Director” means a director of the Company;

(n) “Eligible Subsidiary Director” has the meaning ascribed thereto in Bye-law 91(1);

(o) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation, as amended from time to time, or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(p) “Excluded Controlled Shares” in reference to any Person means Controlled Shares of such Person that would not be Controlled Shares of such Person but for clause (iii) of the definition of Controlled Shares, provided that (i) such Person is registered under the United States federal securities laws as a broker, dealer or investment adviser; (ii) such Person is the beneficial owner of such shares solely because it has discretionary authority to vote or dispose of such shares in a fiduciary capacity on behalf of its client who is also a beneficial owner of such shares; (iii) the voting rights carried by such shares are not being exercised (and the client is informed that they are not being exercised) by such broker, dealer or adviser and are being exercised (if they are exercised at all) by such client; and (iv) the Person would meet the eligibility test for the filing of Schedule 13G contained in Rule 13d-1(b)(1) under the Exchange Act with respect to the entirety of its common share ownership (without regard to whether such Person actually has any filing obligations under Section 13(d) of the Exchange Act), and provided, further, that the Company shall have received such assurances as it may request confirming that such shares are Excluded Controlled Shares. The Company may assume that the Controlled Shares of each Member do not include any Excluded Controlled Shares unless such Member otherwise notifies the Company and provides such assurance;

(q) “Fair Market Value” means, with respect to a~~repurchase~~
purchase
 of any shares of the Company in accordance with these Bye-laws, (i) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which the~~Repurchase~~
Purchase
 Notice of such shares is sent pursuant to these Bye-laws; or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognized investment banking firm chosen by the Company and reasonably satisfactory to the Member whose shares are to be so~~repurchased~~
purchased
 by the Company, provided that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (i) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (ii) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be;

(r) “Formula” has the meaning ascribed thereto in Bye-law 51(1);

(s) “Founder” means any of the Industry Founders or GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000, L.P. and Bridge Street Special Opportunities Fund 2000, L.P.;

(t) “Founder Back-Attribution Convention” has the meaning ascribed thereto in Bye-law 64(7);

(u) “Indemnitees” has the meaning ascribed thereto in Bye-law 30;

(v) “Industry Founders” means American International Group, Inc. and The Chubb Corporation;

(w) “Member” means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

(x) “Member Notice” has the meaning ascribed thereto in Bye-law 34(2);

(y) “Non-U.S., Non-Bermuda Insurance Subsidiary” means any insurance company incorporated and organized under the laws of any non-U.S. jurisdiction other than Bermuda that is a subsidiary of the Company;

(z) “Non-Voting Shares” has the meaning ascribed thereto in Bye-law 50(1);

(aa) “notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(bb) “Offending Member” has the meaning ascribed thereto in Bye-law 64(9);

(cc) “Officer” means any individual appointed by the Board to hold an office in the Company;

(dd) “Other Meeting Date” has the meaning ascribed thereto in Bye-law 34(2);

(ee) “Ownership Limits” has the meaning ascribed thereto in Bye-law 64(8);

(ff) percentage of “the total combined voting power of all classes of shares entitled to vote” has the meaning ascribed thereto in Section 951(b) of the Code and Treasury Regulations Section 1.951-1(g)(2);

(gg) “Person” means any individual, company, corporation, firm, partnership, limited liability company, trust or any other business, entity or person, whether or not recognized as constituting a separate legal entity;

(hh) “Preference Shares” has the meaning ascribed thereto in Bye-law 50(1);

(ii) “Purchase Notice” has the meaning ascribed thereto in Bye-law 11(3);

(jj) “Purchase Price” has the meaning ascribed thereto in Bye-law 11(3);

(kk)
 ~~(ii)~~ “Register of Directors and Officers” means the Register of Directors and Officers referred to in Bye-law 28;

(ll)
 ~~(jj)~~ “Register of Members” means the Register of Members referred to in Bye-law 60;

~~(kk) “Repurchase Notice” has the meaning ascribed thereto in Bye-law 11(3);~~

~~(ll) “Repurchase Price” has the meaning ascribed thereto in Bye-law 11(3);~~

(mm) “Secretary” means the individual appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

(nn) “Securities Act” means the United States Securities Act of 1933, as amended from time to time, or any federal statute from time to time in effect which has replaced such statute, and any reference in these Bye-laws to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation, as amended from time to time, or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(oo) “share” means a share of any class of shares in the capital of the Company and includes a fraction of a share;

(pp) “subsidiary”, with respect to any Person, means a company more than fifty percent (50%) (or, in the case of a wholly-owned subsidiary, one hundred percent (100%)) of the outstanding voting shares of which are owned, directly or indirectly, by such Person, or by one or more other subsidiaries of any such Person, and one or more other subsidiaries;

(qq) “10% Shareholder” means a Person who owns, in the aggregate,

(i) directly,

(ii) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or

(iii) beneficially, directly or indirectly within the meaning of Section 13(d)(3) of the Exchange Act,

issued or issuable shares of the Company representing ten percent (10%) or more of the total combined voting power of all classes of shares entitled to vote of the Company other than, with respect to clause (iii), Excluded Controlled Shares;

(rr) “Treasury Share” means a share of the Company that was or is treated as having been acquired by the Company and has not been cancelled but has been held by the Company continuously since it was acquired;

(ss)
 ~~(rr)~~ “United States” means the United States of America and dependent territories or any part thereof;

(tt)
 ~~(ss)~~ “U.S. Person” means (i) an individual who is a citizen or resident of the United States; (ii) a corporation, limited liability company or partnership that is, as to the United States, a domestic corporation, limited liability company or partnership; (iii) an estate that is subject to United States federal income tax on its income regardless of its source; and (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States Persons are authorized to control all substantial decisions of the trust;

(uu)
 ~~(tt)~~ “Voting Shares” has the meaning ascribed thereto in Bye-law 50(1).

(2) In these Bye-laws, where not inconsistent with the context:

(a) words denoting the plural number include the singular number and vice versa;

(b) words denoting the masculine gender, feminine gender or neuter shall include the masculine gender, feminine gender or neuter as the case may be;

(c) the word:

(i) “may” shall be construed as permissive;

(ii) “shall” shall be construed as imperative;

(d) the word “insurance” shall include reinsurance; and

(e) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

(4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

(5) Any conflicts, ambiguities or questions of interpretation of these Bye-laws may be resolved by the Board in its sole and absolution discretion (which determinations shall be binding on all Members).

BOARD OF DIRECTORS

2.	Board of Directors

The business of the Company shall be managed and conducted by the Board.

3.	Management of the Company

(1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such regulations as may be prescribed by the Company in general meeting.

(2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.	Power to appoint managing director or chief executive officer

The Board may from time to time appoint an individual (including a Director) to act as managing director or chief executive officer of the Company, and who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.	Power to appoint manager

The Board may appoint a Person to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.	Power to authorise specific actions

The Board may from time to time and at any time authorise any Person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.	Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any Person, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

8.	Power to delegate to a committee

The Board may appoint one or more Board committees and may delegate any of its powers (including the power to sub-delegate) to any such committee. Such committees may consist partly or entirely of non-Directors.

All Board committees shall conform to such directions as the Board shall impose on them. It is further provided that each member of a Board committee shall have one (1) vote, and each committee shall have the right as it deems appropriate to retain outside experts. Each committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as such committee shall consider advisable and as shall not be inconsistent with these Bye-laws or with any applicable resolution adopted by the Board. Failing the adoption of such rules, the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by directions of the Board. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the Company’s minute book.

9.	Power in respect of employees

The Board may appoint, suspend or remove any managing director, manager, officer, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.	Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.	Exercise of power to purchase shares of or discontinue the Company

(1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares ~~pursuant to Section 42A of~~
for cancellation or acquire them as Treasury Shares in accordance with the Act.

(2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

(3) Unilateral ~~Repurchase~~
Purchase
 Right — If the Board in its
sole and
absolute ~~and unfettered~~ discretion, on behalf of the Company, determines that share ownership by any Member may (i) result in adverse regulatory or legal consequences or (ii) result in, or materially increase the risk of, material adverse tax consequences, to the Company, any of its subsidiaries or any of the Members, the Company will have the option, but not the obligation, to~~repurchase~~
purchase for cancellation or as Treasury Shares
, in accordance with ~~Section 42A of~~ the Act, all or part of the shares held by such Member (to the extent the Board, in ~~the reasonable exercise of~~ its sole and absolute
discretion, determines it is necessary to avoid or cure such adverse consequences) for immediately available funds in an amount equal to the Fair Market Value of such shares on the date the Company sends the ~~Repurchase~~
Purchase
 Notice referred to below (the “~~Repurchase~~
Purchase
 Price”); provided that the Board will use its best efforts to exercise this option equally among similarly situated Members (to the extent possible under the circumstances). In that event, the Company will also be entitled to assign its right to purchase to a third party or parties including the other Members. Each Member shall be bound by the determination by the Company to~~repurchase~~
purchase
 or assign its right to purchase such Member’s shares and, if so required by the Company, shall sell the number of shares that the Company requires it to sell.

In the event that the Company or its assignee(s) determines to ~~repurchase~~
purchase
 any such shares in accordance with this Bye-law 11(3), the Company shall provide each Member concerned with written notice of such determination (a “~~Repurchase~~
Purchase
 Notice”) at least seven (7) calendar days prior to such ~~repurchase~~
purchase
 or such shorter period as each such Member may authorize, specifying the date on which any such shares are to be~~repurchased~~
purchased
 and the ~~Repurchase~~
Purchase
 Price. The Company may revoke the ~~Repurchase~~
Purchase
 Notice at any time before it (or its assignee(s)) pays for the shares. The Member shall retain the ability, subject to these Bye-laws, to transfer its shares to a third party or parties that is not an Affiliate, prior to the closing of the~~repurchase~~
purchase
. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any intention to purchase or the conclusion of any purchase of shares. Payment of the~~Repurchase~~
Purchase
 Price by the Company or its assignee(s) shall be by wire transfer and made at a closing to be held on the first Business Day that is no less than seven (7) calendar days after receipt of the ~~Repurchase~~
Purchase
 Notice by the Member.

(4) Restrictions on ~~repurchases~~
purchases
 — If the Company ~~repurchases~~
purchases
 shares, or assigns its ~~repurchase~~
purchase
 right, pursuant to this Bye-law 11, it shall do so only in a manner the Board, in its sole and absolute discretion, believes would not result in, or materially increase the risk of, a material adverse regulatory or tax treatment of the Company, any subsidiary thereof, or any Member in any jurisdiction.

12.	Election of Directors

The Board shall consist of not less than seven (7) Directors or such number in excess thereof as the Board may from time to time determine up to a maximum of thirteen (13) Directors, each having one vote, who shall be elected, except in the case of vacancy, by the Members holding a plurality of the votes cast for a resolution approving such director, at a general meeting in accordance with and subject to the limitations in these Bye-laws, including, but not limited to, Bye-law 51. The Directors shall be divided into three (3) classes as nearly equal as possible (Class I, Class II and Class III). The initial Class I Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2008; the initial Class II Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2007; and the initial Class III Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2006. At each annual general meeting of Members, the successor or successors of the class of Directors shall hold office for a term expiring at the annual general meeting of Members held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

13.	Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every person had been duly appointed and was qualified to be a Director.

14.	Alternate Directors

No Director shall have the right to appoint another person to act as his alternate director.

15.	Removal of Directors

(1) Subject to any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, but only for Cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill any such vacancy in accordance with Bye-law 16. A Director so appointed shall hold office for the remainder of the removed Director’s term or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.

16.	Vacancies on the Board

(1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director or from an increase in the size of the Board pursuant to Bye-law 12 or if such Director’s office is otherwise vacated. The Board shall also have the power from time to time to fill any vacancy left unfilled at a general meeting. A Director so appointed by the Board shall hold office for the remainder of the removed Director’s term or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.

(2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act only for the purpose of (a) summoning a general meeting of the Company or (b) preserving the assets of the Company.

(3) The office of Director shall be vacated if:

(a) a Director is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b) a Director is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) a Director is or becomes of unsound mind or dies; or

(d) a Director resigns his or her office by notice in writing to the Company.

17.	Notice of meetings of the Board

(1) The chairman, deputy chairman or any two (2) Directors may, and the Secretary on the requisition of the chairman, deputy chairman or any two (2) Directors shall, at any time summon a meeting of the Board by at least three (3) Business Days notice to each Director, unless such Director consents to shorter notice. Attendance at a meeting of the Board shall constitute consent to short notice.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by registered mail, electronic mail, courier service, facsimile or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose. If such notice is sent by electronic mail, next-day courier or facsimile, it shall be deemed to have been given the Business Day following the sending thereof and, if by registered mail, five (5) Business Days following the sending thereof.

~~(3) Meetings of the Directors shall be held within Bermuda, or such other countries as the Board may determine, excluding the United States.~~

18.	Quorum at meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act, provided that at least two Directors are present in person.

19.	Meetings of the Board

(1) The Board shall appoint a Chairman and a Deputy Chairman who shall be Directors. The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2) ~~Subject to Bye-law 17(3),~~ Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3) Upon any vote of the Directors at a meeting of the Board, each Director shall have one vote.

(4) A resolution put to a vote at a duly constituted meeting of the Board at which a quorum is present and acting throughout shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes, the resolution shall fail.

20.	Chairman of meetings

The Chairman shall have the right to act as chairman at all meetings of the Members and of the Board at which the Chairman is present or, in the case of meetings of Members, such other person as the Chairman may designate to act as chairman of the meeting. In his absence, the Deputy Chairman, if present, shall have the right to act, or to designate another person to act, as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

21.	Unanimous written resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which and at the place at which, the last Director signs the resolution.

22.	Contracts and disclosure of Directors’ interests

(1) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by a majority of the Board present at the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

23.	Remuneration of Directors

(1) The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses reasonably and properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company or in connection with the business of the Company or their duties as Directors generally.

(2) A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

OFFICERS

24.	Officers of the Company

The Officers of the Company shall include a Secretary, a chief executive officer and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

25.	Appointment of Officers

The Secretary, the chief executive officer and additional Officers, if any, shall be appointed by the Board from time to time.

26.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

27.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

28.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

29.	Obligations of Board to keep minutes

(1) The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

30.	Indemnification of Directors and Officers of the Company

The Directors, Secretary and other Officers (such terms to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the

Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, (together, the “Indemnitees”) shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, and the Company shall advance to each Indemnitee any legal or other expenses such Indemnitee reasonably incurs in investigating or defending any such claim upon receipt of notice from the Indemnitee of such expense having been levied, incurred or being expected to be incurred (together with a copy of any order, invoice, bill or other evidence thereof reasonably acceptable to the Company), provided that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty.

31.	Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

32.	Notice of annual general meeting

An annual general meeting of the Company shall be held in each year on such date and at such time and place as the Chairman or the Board shall appoint. At least ten (10) days’ notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.	Notice of special general meeting

The Chairman or any two (2) Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgement such a meeting is necessary, upon not less than ten (10) days’ notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.	Advance notice of Member nominees for Director and other Member proposals

(1) The matters to be considered and brought before any annual or special general meeting of Members of the Company shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such general meeting in compliance with the Act or procedures set forth in this Bye-law 34.

(2) For any matter to be properly brought before any annual general meeting of Members, the matter must be (i) specified in the notice of annual general meeting given by or at the direction of the Board, (ii) otherwise brought before the annual general meeting by or at the direction of the Board or (iii) brought before the annual general meeting in the manner specified in this Bye-law 34(2) by a Member of record. In addition to any other requirements under applicable law, the Memorandum of Association of the Company and these Bye-laws, persons nominated by Members for election as directors of the Company and any other proposals by Members shall be properly brought before the annual general meeting only if notice in the manner contemplated hereby of any such matter to be presented by a Member at such annual general meeting of Members (the “Member Notice”) is delivered to the Secretary of the Company at the principal executive office of the Company not less than 90 nor more than 120 days prior to the first anniversary date of the annual general meeting for the preceding year; provided, however, if and only if the annual general meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual general meeting date outside such period being referred to herein as an “Other Meeting Date”), such Member Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. Any Member entitled to nominate any person or persons (as the case may be) for election as a director or directors of the Company shall deliver, as part of such Member Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of the Company owned of record and beneficially by each such person, as reported to such Member by such nominee(s), the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Company), each such person’s signed consent to serve as a director of the Company if elected, such Member’s name and address and the number and class of all shares of the Company owned of record and beneficially by such Member. Any Member who gives a Member Notice of any matter proposed to be brought before the annual general meeting (not involving nominees for director) shall deliver, as part of such Member Notice, the text of the proposal to be presented (including the text of any resolutions to be proposed for consideration by shareholders) and a brief written statement of the reasons why such Member favors the proposal and setting forth such Member’s name and address, the number and class of all shares of the Company owned of record and beneficially by such Member and, if applicable, any material interest of such Member in the matter proposed (other than as a Member). As used herein, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine whether the nominee would be considered “independent” under the various rules and standards applicable to the Company.

Notwithstanding anything in this Bye-law 34(2) to the contrary, in the event that the number of directors to be elected to the Board of the Company is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year’s annual general meeting, a Member Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.

(3) Only such matters shall be properly brought before a special general meeting of Members as shall have been brought before the special general meeting pursuant to the Company’s notice of special general meeting. In the event the Company calls a special general meeting of Members for the purpose of electing one or more directors to the Board, not at the request of any Members acting pursuant to Bye-law 36 of these Bye-laws, any Member may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of special general meeting, if the Member Notice required by Bye-law 34(2) hereof shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the tenth day following the day on which the date of the special general meeting and of the nominees proposed by the Board to be elected at such special general meeting is publicly announced or disclosed.

(4) For purposes of this Bye-law 34, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission.

(5) In no event shall the postponement or adjournment of an annual general meeting for which notice has already been given or any announcement of such postponement or adjournment, commence a new period for the giving of notice as provided in this Bye-law 34. This Bye-law 34 shall not apply to Members’ proposals made pursuant to Rule 14a-8 under the Exchange Act.

(6) The person acting as chairman at any general meeting of Members, in addition to making any other determinations that may be appropriate to the conduct of the general meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a general meeting has been duly given in the manner provided in this Bye-law 34 and, if not so given, shall direct and declare at the general meeting that such nominees and other matters are not properly before the general meeting and shall not be considered.

35.	Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

36.	Meeting called on requisition of Members

Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

37.	Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

38.	Postponement of meetings

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under Bye-law 36), provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

39.	Quorum for general meeting

At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of fifty percent (50%) of the total issued and outstanding Voting Shares throughout the meeting shall form a quorum for the transaction of business; provided, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall constitute a quorum. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day two (2) weeks later, at the same time and place or to such other day, time or place as the chairman of the meeting or failing him the Secretary may determine. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.	Adjournment of meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

41.	Attendance at meetings

Members or their duly appointed proxies may participate in any general meeting solely by means of their physical attendance at the meetings, and participation by telephone, electronic or other communications facilities shall not be permitted.

42.	Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.	Voting at meetings

(1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

(2) A resolution put to a vote at any general meeting or other meeting of Members as may be required by the Act to amalgamate the Company with any Person in accordance with the Act shall be decided by the affirmative votes of a majority of the votes cast at any such meeting in accordance with the provisions of these Bye-laws and in the case of an equality of votes such resolution shall fail.

(3) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

44.	Voting on show of hands

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

45.	Decision of chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.	Demand for a poll

(1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

(a) the chairman of such meeting;

(b) at least three (3) Members present in person or represented by proxy;

(c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

(2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, including any limitation on the voting power of any Controlled Shares pursuant to Bye-law 51, every Person present at such meeting shall have one vote for each Voting Share (as defined in Bye-law 50) of which such Person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (4) of this Bye-law and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

(3) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(4) Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such Person shall record his, her or its vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted as the chairman of the meeting directs for the purpose and the result of the poll shall be declared by the chairman.

47.	Seniority of joint holders voting

In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48.	Instrument of proxy

(1) The instrument appointing a proxy shall be in any common form or in such other form as the Board may approve, shall be in writing, and shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by the appointor or of the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

(2) The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy not received in the manner so permitted shall be invalid.

49.	Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise such Person as it thinks fit to act as its representative at any meeting of the Members and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such Person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a corporation which is a Member.

50.	Rights of shares

(1) At the date these Bye-laws are adopted, the share capital of the Company shall be divided into three (3) classes of shares: Common Shares that carry voting rights (“Voting Shares”), Common Shares that do not carry voting rights (“Non-Voting Shares”) and Preference Shares (“Preference Shares”). The holders of Voting Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to the Preference Shares):

(a) be entitled to one vote per Voting Share or, in the case of a Controlled Share of a Person that would be a 10% Shareholder without giving effect to Bye-law 51, a fraction of a vote per Controlled Share as determined pursuant to Bye-law 51;

(b) be entitled to such dividends as the Board may from time to time declare;

(c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d) generally be entitled to enjoy all of the rights attaching to shares.

Non-Voting Shares shall at all times rank, as to assets, dividends and in all other respects, on a parity with Voting Shares, except that the Non-Voting Shares shall not have the right to vote, except as otherwise provided by the Act.

(2) All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or number of shares, of the Company as required by the Act and for the purposes of the calculation of the quorum and majority vote required to approve an amalgamation.

(3)
 ~~(2)~~ The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) the number of shares constituting that series and the distinctive designation of that series;

(b) the dividend rate (or the basis therefor, if floating) on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d) whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e) whether or not the shares of that series shall be redeemable or~~repurchaseable~~
purchaseable
 (whether at the option of the Company or the holder), and, if so, the terms and conditions of such redemption or~~repurchase~~
purchase
, including the manner of selecting shares for redemption or~~repurchase~~
purchase
 if less than all shares are to be redeemed or ~~repurchased~~
purchased
, the date or dates upon or after which they shall be redeemable or ~~repurchaseable~~
purchaseable
, and the amount per share payable in case of redemption or ~~repurchase~~
purchase
, which amount may vary under different conditions and at different redemption or ~~repurchase~~
purchase
 dates;

(f) whether that series shall have a sinking fund for the redemption or ~~repurchase~~
purchase
 of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

(i) any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series including the right to appoint directors and the manner for appointing and removing such directors and the number and term of such directors.

(4)
 ~~(3)~~ Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

(5)
 ~~(4)~~ At the
sole and absolute
discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any Person or Persons owning or offering to acquire a specified number or percentage of the outstanding Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the Person or Persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

51.	Limitation on voting rights of Controlled Shares

(1) Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a poll at a general meeting every Member present in person or by proxy shall have one vote for each Voting Share registered in his, her or its name in the Register of Members; provided, however, that, subject to the following provisions of this Bye-law 51, if and for so long as (i) the aggregate number of votes conferred by the Controlled Shares of any Person would constitute ten percent (10%) or more of the total combined voting power of all classes of shares entitled to vote of the Company (calculated after giving effect to any prior reduction in voting rights attaching to shares of other Persons as provided in this Bye-law 51) and (ii) with respect to any Person described in clause (i) who is a U.S. Person, such Person owns by application of Section 958(a) of the Code any shares of the Company, such Controlled Shares, regardless of the identity of the registered holder thereof, shall collectively confer a number of votes determined by the following formula (the “Formula”):

((T − C) ÷ 9) − 1

Where:	“T” is the aggregate number of votes conferred by all the issued shares of the Company immediately prior to the application of the Formula with respect to such Controlled Shares, adjusted to take into account each reduction in such aggregate number of votes that results from a prior reduction in the exercisable votes conferred by any Controlled Shares pursuant to Bye-law 51(4) as at the same date;

“C” is the aggregate number of votes conferred by the Controlled Shares attributable to such Person.

Each Controlled Share shall be affected equally by such diminution.

(2) The Directors may, by notice in writing, require any Member to provide within not less than ten (10) Business Days, complete and accurate information to the registered office or such other place as the Directors may designate in respect of any or all of the following matters:

(a) the number of shares in which such Member is legally or beneficially interested;

(b) the Persons who are beneficially interested in shares in respect of which such Member is the registered holder;

(c) the relationship, association or affiliation of such Member with any other Member or Person whether by means of common control or ownership or otherwise; or

(d) any other facts or matters which the Directors may consider relevant to the determination of the number of Controlled Shares attributable to any Person.

(3) If any Member does not respond to any notice given pursuant to Bye-law 51(2) above within the time specified therein or the Directors shall have reason to believe that any information provided in relation thereto is incomplete or inaccurate, the Directors may determine that the votes attaching to any shares registered in the name of such Member shall be disregarded for all purposes until such time as a response (or additional response) to such notice reasonably satisfactory to the Directors has been received as specified therein.

(4) The Formula shall be applied successively as many times as may be necessary to ensure that (i) no U.S. Person who owns by application of Section 958(a) of the Code any shares of the Company shall be a 10%

Shareholder at any time, and (ii) no Person who is not a U.S. Person shall be a 10% Shareholder at any time. For the purposes of determining the votes exercisable by Members as of any date, the Formula shall be applied to the Controlled Shares of each Person in declining order based on the respective numbers of Controlled Shares attributable to each Person. Thus, the Formula will be applied first to the Controlled Shares of the Person to whom the largest number of Controlled Shares are attributable and thereafter sequentially with respect to the Controlled Shares of the Person with the next largest number of Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued shares as of such date, as reduced by the prior application of the Formula to any Controlled Shares of any Person as of such date.

(5) Notwithstanding the provisions of subparagraphs (1) and (2) of this Bye-law 51 above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person shall be a 10% Shareholder at any time. It is the intention of these Bye-laws to prevent any Person from being treated as a “United States shareholder”, within the meaning of Section 951(b) of the Code, that would be required to include any amounts in income for United States federal income tax purposes in respect of such Person’s investment in the Company prior to receipt of dividend distributions from the Company or disposition of such Person’s shares in the Company. In order to insure that no Person shall be treated as a “United States shareholder” within the meaning of Section 951(b) of the Code, it is also the intention of these Bye-laws to prevent any Person from exercising, through beneficial (direct or indirect) ownership within the meaning of Section 13(d)(3) of the Exchange Act, ten percent (10%) or more of the total combined voting power of all classes of shares of the Company entitled to vote. Accordingly, this Bye-law 51 should be interpreted so as to effectuate this goal (along with conforming definitional changes as needed) in light of future events, including, but not limited to, (i) the issuance of other shares, or right to acquire shares, that are entitled to vote; and (ii) any recapitalization or modification to the rights of any shares the effect of which is, in part, to alter the voting rights or relative voting rights of any shares.

52.	Power to issue shares

(1) Subject to these Bye-laws and to any rights attaching to issued shares of the Company, the unissued shares of the Company (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the Board, which may issue, offer, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or, subject to Section 43 of the Act, securities convertible into or exercisable or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine (including, without limitation, such preferred or other special rights or restrictions with respect to dividend, voting, liquidation or other rights of the shares as may be determined by the Board).

(2) ~~Notwithstanding the foregoing provisions of this Bye-law, the Company shall not~~
The Board, in its sole and absolute discretion, may refuse to issue any shares in a manner that the Board believes would cause, by reason of such issuance, a violation of the Ownership Limits (described below under Bye-law 64).

Notwithstanding the foregoing provisions of this Bye-law, ~~the restrictions of this~~ Bye-law 52(2) shall not apply to any issuance of shares to a Person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the Company is a party, for resale.

(3) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(4) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in or permitted pursuant to Sections 39A, 39B and 39C of the Act.

(5) The Company may from time to time do any one or more of the following things:

(a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

(b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

(c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

53.	Variation of rights, alteration of share capital and purchase of shares of the Company

(1) Without limitation to Bye-law 50, subject to the provisions of Sections 42 and 43 of the Act any Preference Shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Board determine.

(2) While the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit, including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(4) Subject to Bye-law 11(4), the Company may from time to time purchase its own shares for cancellation or acquire them as Treasury Shares
in accordance with the provisions ~~of Section 42A~~ of the Act.

(5) Notwithstanding Bye-law 53(3), the Board may generally exercise the powers of the Company set out in Sections 45(1)(b), (c), (d) and (e) of the Act, without the need of any approval of the Members as might otherwise be required by such sections of the Act.

54.	Conversion and transfer of Non-Voting Shares

Subject to Bye-law 64:

(1) Except as provided in Bye-law 54(3) below, upon the sale, transfer or other disposition of Non-Voting Shares by any Member, such Non-Voting Shares shall become Voting Shares in the hands of the transferee, and shall be so reflected in the Register of Members.

(2) (a) Subject to the terms and conditions hereof, a holder of Non-Voting Shares shall have the right at any time and from time to time, without payment of additional consideration, to convert all or any part of such Member’s Non-Voting Shares into Voting Shares on a one-for-one basis.

(b) Such conversion shall take effect upon the registration of such conversion, which shall (subject to Bye-law 64) occur upon the holder providing written notice of such conversion to the Company specifying the date on which such conversion is to be registered, which shall be a date at least 10 days after the date on which such notice is delivered to the Company, or such other date as the holder and the Company may agree. From and after the date such conversion is registered, the holder of the Non-Voting Shares shall cease to be entitled to any rights or privileges attached to the Non-Voting Shares and the certificates representing the Non-Voting Shares shall represent only a right to receive certificates for the Voting Shares into which such Non-Voting Shares have been converted. The Company shall deliver or ~~caused~~
cause
 to be delivered, to the order of all holders of Non-Voting Shares who have surrendered to the Company for cancellation certificates representing Non-Voting Shares, certificates representing the Voting Shares into which such Non-Voting Shares have been converted.

(3) Notwithstanding anything in this Bye-law 54 to the contrary and subject to Bye-law 64, a holder of Non-Voting Shares shall have the right to transfer such Non-Voting Shares to (i) an Affiliate or (ii) any other Member that is, prior to such transfer, a holder of Non-Voting Shares. Any Non-Voting Shares transferred pursuant to this Bye-law 54(3) shall retain their status as Non-Voting Shares.

(4) Voting Shares shall not be convertible into Non-Voting Shares, except that so long as a Founder (other than an Industry Founder) or any of such Founder’s Affiliates owns directly or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code any Common Shares, all Voting Shares owned directly or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code by such Founder or any of such Founder’s Affiliates shall automatically convert into Non-Voting Shares, provided that, with respect to Voting Shares converted into Non-Voting Shares by operation of this sentence, such shares shall revert to being Voting Shares after the date such Common Shares are no longer owned by such Founder or its Affiliates. Upon the request of the Company, such Founder or Affiliate shall timely identify to the Company all shares subject to the exception and the first proviso in this Bye-law 54(4).

55.	Registered holder of shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other Person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such Person and to such address as the holder or joint holders may in writing direct. If two (2) or more Persons are registered as joint holders of any shares, any one can give an effectual receipt for any dividend paid in respect of such shares.

56.	Death of a joint holder

Where two (2) or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares, and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

57.	Share certificates

(1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

(3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

(4) The share certificates may bear legends concerning restrictions on transfer or otherwise as the Board may from time to time determine.

58.	Calls on shares

(1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any moneys unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

59.	Forfeiture of shares

(1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto.

(2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

60.	Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

61.	Inspection of Register of Members

The Register of Members shall be open to inspection at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole 30 days in each year.

62.	Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a) determining the Members entitled to receive any dividend; and

(b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

63.	Instrument of transfer

(1) An instrument of transfer shall be in writing in the form, or as near thereto as circumstances admit, of Form “B” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

(3) Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

64.	Restriction on transfer

(1) Subject to the Act, this Bye-law 64 and such other of the restrictions contained in these Bye-laws and elsewhere as may be applicable, and except, in the case of any shares other than the Voting Shares, as may otherwise be provided by the terms of issuance thereof, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at any time owned by it and, subject to Bye-law 63, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty (30) days of such refusal.

(2) The Directors may, in their sole and absolute discretion, decline to register a transfer (including a conversion pursuant to Bye-law 54(2)) of shares if the Directors have reason to believe that, such transfer would cause (i) any U.S. Person to become a 10% Shareholder (as determined without giving effect to any adjustments to the voting rights of any Member under Bye-law 51), other than a Person who does not own (including as a result of such transfer) any shares of the Company by application of Section 958(a) of the Code; (ii) any Founder, any Affiliate of a Founder or any Person to whom shares of a Founder are attributed under Section 318(a)(3) of the Code (giving effect to Treasury Regulations Section 1.958-2(d)), to own (after taking into account the Founder Back-Attribution Convention), directly or by application of the constructive and indirect ownership rules of Sections 958(a) and 958(b) of the Code, ~~a greater percentage of the shares than the greater of (x) 9.99% and (y) the percentage of shares such Founder, Affiliate or Person so owned as of July 17, 2006 (other than as a result of~~
more than 24.5% shares of the Company; or (iii) any U.S. Person (other than a Founder, any Affiliate of a Founder ~~(other than an Industry Founder) holding shares as an underwriter, market maker, broker, dealer or investment adviser, but in no event more than 24.5% of the shares); or (iii) any U.S. Person who is not a Founder, to own,~~
or any Person to whom shares of a Founder are attributed under Section 318(a)(3) of the Code (giving effect to Treasury Regulations Section 1.958-2(d)), to own directly or by application of the constructive and indirect ownership rules of Section 958(a) and 958(b) of the Code, ten percent (10%) or more of the shares of the Company
, but only (for purposes of this Bye-law 64(2)(iii)) if such Person owns (including as a result of such transfer), or is deemed to own by application of Section 958(a) of the Code (including as a result of such transfer), any shares in the Company.

(3) The Directors may, in their sole and absolute discretion, decline to register the transfer (including a conversion pursuant to Bye-law 54(2)) of any shares if the Directors have reason to believe (i) that such transfer may expose the Company, any subsidiary thereof or any Member to, or materially increase the risk of, material adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected; provided, however, that in case (ii), the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion.

(4) Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

(5) The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine; provided that such registration shall not be suspended for more than forty-five (45) days in any period of three hundred and sixty five (365) consecutive days.

(6) The Directors may require any Member, or any Person proposing to acquire shares of the Company, to certify or otherwise provide information in writing as to such matters as the Directors may request for the purpose of giving effect to Bye-laws 11(3), 11(4), 52(2), 64(2) and 64(3) including as to such Member’s or Person’s status as a

U.S. Person, its Controlled Shares, whether such Person is directly or indirectly insured or reinsured by any subsidiary of the Company, whether any Person related to such Member or Person is directly or indirectly insured or reinsured by any subsidiary of the Company, and other matters of the kind contemplated by Bye-law 51(2). Such request shall be made by written notice and the certification or other information requested shall be provided to such place and within such period (not less than ten (10) Business Days after such notice is given unless the Directors and such Member or proposed acquiror otherwise agree) as the Directors may designate in such request. If any Member or proposed acquiror does not respond to any such request by the Directors as requested, or if the Directors have reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request relates.

(7) Founder Back-Attribution Convention — For the purposes of Bye-law 64(2)(ii), in applying the constructive ownership rules of Section 958(b) of the Code, the rules of Section 318(a)(3) and Treasury Regulations 1.958-2(d) of the Code shall only apply with respect to Founders and their Affiliates to the extent that the rules would attribute to a Founder, or its Affiliate, the shares owned (directly or by application of the constructive and indirect ownership rules of Sections 958(a) and 958(b) of the Code) by (i) a Person that owns twenty-five percent (25%) or more of such Founder, by vote or value; or (ii) an Affiliate of such Founder (the convention set forth in this paragraph (7), the “Founder Back-Attribution Convention”).

(8) If the ~~Company has reasonable grounds to believe~~
Board believes
 that, as a result of a Person’s
direct or indirect
purchase or other acquisition ~~of~~or ownership of shares or exercise of any right to acquire shares, one or more Members are or, upon consummation of such purchase or exercise will be, in violation of the ownership limits described in paragraphs (2) and (3) above (the “Ownership Limits”) (or as to which requested evidence of compliance with the Ownership Limits has not been provided to the Company), ~~such~~
the Board, in its sole and absolute discretion, may refuse to register such transfer, purchase or other acquisition ~~shall not be registered~~ in the Register of Members of the Company. In the event that such a transfer
, purchase or other acquisition
 is registered, such transfer ~~shall~~
, purchase or other acquisition may
, upon determination by the~~Company~~
Board
, in its sole
and absolute
 discretion, that such violation has occurred (which determination shall be binding on all Members), be reversed. Neither the Company nor the Board of Directors shall be obligated to investigate the circumstances pertaining to any proposed acquisition or any ownership in order to determine compliance with the Ownership Limits.
Notwithstanding anything contained in these Bye-laws to the contrary, no violation of the Ownership Limits shall be deemed to have occurred if the Board determines, in its sole and absolute discretion, that the applicable transfer, purchase or other acquisition of shares does not constitute a violation of the Ownership Limits.

(9) If the ~~Company has reasonable grounds to believe~~
Board believes
 that as a result of a Person’s direct or indirect purchase or other acquisition or ownership of shares (or any rights to acquire shares), one or more Members are in violation of the Ownership Limits (or if the Company has requested evidence of compliance with the Ownership Limits but has not received it in a timely manner), the Board~~shall~~
may
 determine as soon as practicable and in its sole
and absolute
 discretion whether, and to what extent, ~~to require~~ any, or all, Members, including the aforementioned Person (if such Person is a Member, the “Offending Member”) ~~to require the Offending Member~~
should be required
 to dispose of
the Company’s
shares, provided that a disposition under this clause shall be required only if the Board determines (in its sole and absolute
 discretion) that it would have been reasonably practicable for such Offending Member to determine that its actions (including its activities unrelated to its ownership in the Company) would likely result in a violation of the Ownership Limits and, provided, further that under no circumstances shall a Founder, or any of its Affiliates, be required to dispose of shares pursuant to this clause.

(10) Any disposition pursuant to this Bye-law 64 should occur no later than the 28th calendar day after the date on which the Board first received notice that the aforementioned Member~~exceeded~~
violated
 the Ownership Limits and the disposing Member shall make all reasonable efforts to effect such disposition within such 28-day period.

(11) In addition to that set forth in paragraphs (8), (9) and (10), if as a result of a Person’s direct or indirect
purchase or other acquisition  ~~of~~ or ownership of shares, the ~~Company has reasonable grounds to believe~~
Board believes
 that one or more Members are in violation of the Ownership Limits, the Board may take such other action in connection therewith or incidentally thereto as the Board may determine is necessary or advisable in its sole and absolute
discretion. Any determinations
or interpretations
made by the Board ~~or the Company~~in connection with this Bye-law 64 or Bye-law 51 or other related provisions shall be made in its sole and absolute
discretion (which determinations
and interpretations
 shall, in each case, be final and binding upon all Members).

(12) The restrictions on transfer authorized by this Bye-law 64 shall not be imposed in any circumstance in a way that would interfere with the settlement of trades or transactions in shares entered into through the facilities of the New York Stock Exchange, Inc.; provided, however, that the Directors may decline to register transfers in accordance with these Bye-laws after a settlement has taken place.

(13) Notwithstanding any other provision of these Bye-laws to the contrary, the provisions of this Bye-law 64 shall not apply in any way to purchases made by the Company of all or any part of its shares in accordance with Bye-law 11.

65.	Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share or shares to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

66.	Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only Persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other Persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

67.	Registration on death or bankruptcy

Subject to Bye-law 64, any Person becoming entitled to a share in consequence of the death or the bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “C” in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

68.	Declaration of dividends by the Board

The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

69.	Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

70.	Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

71.	Deduction of amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

72.	Unclaimed dividends

Any dividend or other sum payable on or in respect of a share which has remained unclaimed for a period of six (6) years from the date when it became due for payment shall be forfeited and shall cease to remain owing by the Company and the payment of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

73.	Interest on dividends

No dividend or distribution shall bear interest against the Company.

74.	Issue of bonus shares

(1) ~~Subject to the Ownership Limits, the~~
The
 Board may,
in its sole and absolute discretion,
 resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2) ~~Subject to the Ownership Limits, the Company may~~
The Board may, in its sole and absolute discretion, resolve to capitalise any sum standing to the credit of a reserve account of the Company
 or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

75.	Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

76.	Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

77.	Financial statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

78.	Appointment of Auditor

Subject to Section 88 of the Act and to Bye-law 80, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

79.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Board or a committee thereof.

80.	Vacation of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, fill the vacancy thereby created. The Board may fill any other casual vacancy in the office of Auditor, but while the vacancy continues the surviving or continuing Auditor, if any, may act.

81.	Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

82.	Report of the Auditor

(1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3) The generally accepted auditing standards referred to in paragraph (2) of this Bye-law shall be those of the United States of America and the financial statements and the report of the Auditor shall disclose this fact.

NOTICES

83.	Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form.

84.	Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two (2) or more Persons, be given to whichever of such Persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

85.	Service and delivery of notice

Any notice shall be deemed to have been duly served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

SEAL OF THE COMPANY

86.	The seal

The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

87.	Manner in which seal is to be affixed

A seal of the Company may, but need not, be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, (ii) any Officer, (iii) the Secretary, or (iv) any person authorized by the Board for that purpose.

WINDING-UP

88.	Winding-up/distribution by liquidator

If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he, she or it deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

89.	Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

CERTAIN SUBSIDIARIES

90.	Directors of Bermuda Insurance Subsidiaries

Notwithstanding any other provision of these Bye-laws to the contrary:

(1) The only individuals who shall be eligible to be elected or appointed by the Company as the Class I directors, Class II directors and Class III directors of any Bermuda Insurance Subsidiary shall be the Class I Directors, Class II Directors and Class III Directors, respectively from time to time.

(2) Any resignation or removal of a Director from the Board or other vacancy arising therein, as well as any replacement or succession of a Director, shall in each case have the same effect on the board of directors of the Bermuda Insurance Subsidiary.

(3) The total number of directors of each Bermuda Insurance Subsidiary shall be equal to the total number of Directors. Each director of each Bermuda Insurance Subsidiary shall have the same vote, as the respective Director. The directors of each Bermuda Insurance Subsidiary shall be divided into the same classes as the Directors.

91.	Directors of Non-U.S., Non-Bermuda Insurance Subsidiaries

Notwithstanding any other provision of these Bye-laws to the contrary:

(1) No person shall be elected as a director of any Non-U.S., Non-Bermuda Insurance Subsidiary unless such person has, within the preceding 120 calendar days, been approved, by resolution of the Members in accordance with and subject to the limitations in these Bye-laws, including, but not limited to, Bye-law 51, as a person eligible to be elected as a director of such Non-U.S., Non-Bermuda Insurance Subsidiary (an “Eligible Subsidiary Director”); and

(2) No person may be elected as a director of a Non-U.S., Non-Bermuda Insurance Subsidiary, unless all Eligible Subsidiary Directors approved for the relevant Non-U.S., Non-Bermuda Insurance Subsidiary are elected at the same time.

(3) In the event of a vacancy in the Board of a Non-U.S., Non-Bermuda Insurance Subsidiary, provisions substantially the same as Bye-law 16 of these Bye-laws shall apply.

(4) In the event of the formation of a new Non-U.S., Non-Bermuda Insurance Subsidiary, the initial directors of such subsidiary may be appointed by the shareholders of such subsidiary, provided that such directors shall be approved by resolution of the Members in accordance with and subject to the limitations in these Bye-laws as a person eligible to be elected as a director of such Non-U.S., Non-Bermuda Insurance Subsidiary at the next annual meeting of the Company occurring immediately after such subsidiary’s formation.

92.	Bye-laws or articles of association of certain insurance subsidiaries

The Board in its discretion shall require that the Bye-laws of each Bermuda Insurance Subsidiary shall contain provisions substantially similar to Bye-law 90, and the Bye-laws, Articles of Association or other constitutive documents of each Non-U.S., Non-Bermuda Insurance Subsidiary shall contain provisions substantially similar to Bye-law 91.

*****
***
*

SCHEDULE — FORM A (Bye-law 59)

NOTICE OF LIABILITY TO FORFEITURE FOR NON-PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the     day of     , 20   last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the     day of     , 20   last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of           per annum computed from the said     day of     , 20   last, on or before the     day of     , 20   next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this     day of     , 20

[Signature of Secretary]
By order of the Board

SCHEDULE — FORM B (Bye-law 63)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED	[amount]
[transferor]
hereby sell, assign and transfer unto	[transferee]
of	[address]
[number of shares]
shares of Allied World Assurance Company Holdings, Ltd

Dated

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)

SCHEDULE — FORM C (Bye-law 67)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the Register of Members of Allied World Assurance Company Holdings, Ltd in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s), and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his, her or its executors, administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this     day of     , 20

Signed by the above-named	)
[person or persons entitled]	)
in the presence of:	)

Signed by the above-named	)
[transferee]	)
in the presence of:	)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD 10:00 a.m. (Local Time) MAY 7, 2009 27 RICHMOND ROAD PEMBROKE HM 08, BERMUDA 6 FOLD AND DETACH HERE AND READ THE REVERSE SIDE 6 PROXY ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD Meeting Details PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD (THE “COMPANY”) IN CONNECTION WITH THE COMPANY’S ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2009 (THE “ANNUAL GENERAL MEETING”) AT 10:00 A.M. (LOCAL TIME) AT 27 RICHMOND ROAD, PEMBROKE HM 08, BERMUDA. The undersigned shareholder of the Company hereby acknowledges receipt of the Notice of Annual General Meeting and Proxy Statement, each dated March [ ], 2009, and hereby appoints Scott A. Carmilani and Wesley D. Dupont, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the voting common shares, par value $0.03 per share, of the Company (“Common Shares”) held of record on March 11, 2009 by the undersigned shareholder of the Company at the Annual General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. In their discretion, the Proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting. PLEASE BE SURE TO SIGN AND DATE THIS PROXY (Continued, and to be marked, dated and signed as instructed on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Please mark your votes like this ☒

Nominees: Scott A. Carmilani, James F. Duffy, Bart Friedman

(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.)

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ON THIS PROXY.

	FOR	AGAINST	ABSTAIN
B. To approve each slate of nominees as Eligible Subsidiary Directors of certain of the Company's non-U.S. subsidiaries.	☐	☐	☐

(To vote against any slate of nominees listed above, strike a line through each nominee's name in that slate.)

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** ____________ **, 2009.**

6 FOLD AND DETACH HERE AND READ THE REVERSE SIDE 6 PROXY FOR ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD ANNUAL GENERAL MEETINGPlease mark☒ OF SHAREHOLDERS MAY 7, 2009 your votes THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.like this . A.To B. To approve elect the nominees each slate of listed as the nominees as Class III Directors Eligible Subsidiary of the Company to Directors serve until the oof certain Company’s Annual of the Company’s General Meeting innon-U.S. 2012 or until theirsubsidiaries. successors are dulyAllied World elected and Assurance Company qualified or their (Europe) office is otherwiseLimitedNominees: J. vacated. FOR Michael Baldwin, ☐ WITHHOLD Scott A. Carmilani, AUTHORITY John Clifford, Hugh ☐ Governey, John T. Nominees: Scott A.RedmondAllied World Carmilani, James F. Assurance Company Duffy, Bart (Reinsurance) Friedman LimitedNominees: J. Michael Baldwin, Scott A. Carmilani, (To John Clifford, Hugh withhold Governey, John T. authority to RedmondFOR vote for any ☐ AGAINST individual ☐ ABSTAIN nominee, ☐(To vote strike a line against any slate through that of nominees listed nominee’s above, strike a name in the line through each list above.) nominee’s name in IF that slate.) THIS PROXY ISC. To approve and EXECUTED AND adopt the Allied RETURNED BUT World Assurance NO INDICATIONCompany Holdings, IS MADE AS TOLtd Third Amended WHAT ACTIONand Restated IS TO BE Bye-laws. TAKEN, ITFOR WILL BE ☐ AGAINST DEEMED TO☐ ABSTAIN CONSTITUTE A ☐D.To appoint VOTE FOR EACHDeloitte & Touche OF THE as the Company’s NOMINEES AND independent EACH OF THE auditors to serve PROPOSALS SETuntil the Company’s FORTH ON THISAnnual General PROXY. Meeting in 2010.FOR ☐ AGAINST ☐ ABSTAIN ☐COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date , 2009. NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.